As filed with the Securities and Exchange Commission on April 16 , 2019.

Registration No. 333 -229180

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bitwise Bitcoin ETF Trust

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Bitwise Investment Advisers, LLC
300 Brannan Street, Suite 201
San Francisco, California 94107
800-778-7879
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices and for service of process purposes )

Copies to:
W. Thomas Conner, Esq.
Vedder Price P.C.

1401 I Street NW

Suite 1100

Washington, DC 20005

(202) 312 - 3331

Juan M. Arciniegas, Esq.
Vedder Price P.C.
222 N. LaSalle Street
Chicago, IL 60601
(312) 609-7655

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]		Accelerated filer [ ]
Non-accelerated filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Bitwise Bitcoin ETF Trust	1,000	$25	$25,000	$3.03	*

* Previously paid.

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated April 16 , 2019

PRELIMINARY PROSPECTUS

[_] Shares

Bitwise Bitcoin ETF Trust

The Bitwise Bitcoin ETF Trust (the “Trust”) is an exchange traded fund that issues common shares of beneficial interest that trade on the NYSE Arca, Inc. stock exchange (the “Exchange”). The Trust’s investment objective is to provide exposure to bitcoin at a price that is reflective of the actual bitcoin market where investors can purchase and sell bitcoin, less the expenses of the Trust’s operations. In seeking to achieve its investment objective, the Trust will hold bitcoin, and in seeking to ensure that the price of the Trust’s shares is reflective of the actual bitcoin market, the Trust will value its shares daily based on prices drawn from exchanges representing substantially all of the economically significant spot trading volume on bitcoin exchanges around the world (the “Bitwise Daily Bitcoin Reference Price”). The Trust is sponsored and managed by Bitwise Investment Advisers, LLC (the “Sponsor”). All bitcoin will be held at a third-party custodian regulated as a Trust Company under New York state trust law. Any cash or cash equivalents will be held at [____________________].

The Trust is an exchange traded fund. The Trust will not purchase or sell bitcoin directly, except in circumstances that may require the Trust to liquidate. Instead, when it sells or redeems its shares, it will do so in “in-kind” transactions in blocks of 25,000 shares (a “Creation Basket ”) at the Trust’s net asset value. Financial firms that are authorized to purchase or redeem shares with the Trust (known as “ Authorized Participants ”) will deliver bitcoin to the Trust in exchange for shares when they purchase shares, and the Trust will deliver bitcoin to such Authorized Participants when they redeem shares with the Trust . The initial Authorized Participant is expected to be [Name of Initial Authorized Participant]. Authorized Participants may then offer shares to the public at prices that depend on various factors, including the supply and demand for shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Investors who buy or sell shares during the day from their broker may do so at a premium or discount relative to the net asset value of the shares of the Trust.

Investors who decide to buy or sell shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the shares. The shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under a ticker symbol to be announced prior to commencement of trading. Investing in the Trust involves risks similar to those involved with an investment directly in bitcoin and other significant risks. See “RISK FACTORS” beginning on page 7.

The offering of the Trust’s shares is registered with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Act of 1933 , as amended (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until all of the registered shares have been sold or three years from the date of the original offering, whichever is earlier, unless extended as permitted by applicable rules under the 1933 Act, although the offering may be temporarily suspended if and when no suitable investments for the Trust are available or practicable. The Trust is not a mutual fund registered under the Investment Company Act of 1940 , as amended (“1940 Act”) and is not subject to regulation under such Act. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended, and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor.

AN INVESTMENT IN THE TRUST MAY NOT BE SUITABLE FOR INVESTORS THAT ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH OTHER EXCHANGE TRADED PRODUCTS THAT DO NOT HOLD BITCOIN . THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 7.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Trust is an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced reporting requirements.

The date of this Prospectus is April 16, 2019

This Prospectus contains information you should consider when making an investment decision about the shares of the Trust. You may rely on the information contained in this p rospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This p rospectus is not an offer to sell the shares in any jurisdiction where the offer or sale of the shares is not permitted.

The shares of the Trust are not registered for public sale in any jurisdiction other than the United States.

Prospectus Summary

This is only a summary of the prospectus and, while it contains material information about the Trust and its shares, it does not contain or summarize all of the information about the Trust and the shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus before making an investment decision about the shares. For a glossary of defined terms, see Appendix A.

As used below, Bitcoin with an upper case “B” is used to describe the system as a whole that is involved in maintaining the ledger of bitcoin ownership and facilitating the transfer of bitcoin among parties. When referring to the digital asset within the Bitcoin network, bitcoin is written with a lower case “b.”

Overview of the Trust

The Bitwise Bitcoin ETF Trust (the “Trust”) is an exchange traded fund that issues shares that trade on the NYSE Arca, Inc. stock exchange (the “Exchange”). The Trust’s investment objective is to provide exposure to bitcoin at a price that is reflective of the actual bitcoin market where investors can purchase and sell bitcoin, less the expenses of the Trust’s operations. In seeking to achieve its investment objective, the Trust will hold bitcoin, and in seeking to ensure that the price of the Trust’s shares is reflective of the actual bitcoin market, the Trust will value its shares daily based on prices drawn from exchanges representing substantially all of the economically significant spot trading volume on bitcoin exchanges around the world (the “Bitwise Daily Bitcoin Reference Price”). The Trust is sponsored and managed by Bitwise Investment Advisers, LLC (the “Sponsor”).

Bitcoin is a new asset with the potential to provide a globally exchangeable unit of value that can be transferred without the need for currency conversion or physical settlement. Bitcoin is decentralized, meaning that the supply of bitcoin is not determined by a central government, but rather by a software program that limits both the total amount of bitcoin that will be produced and the rate at which it is released into the network. In addition, the official ledger or record of who owns what bitcoin is not maintained by any central entity, but rather, is maintained by multiple different independent computers and entities simultaneously.

Because bitcoin is still a relatively new asset, buying, holding and selling bitcoin is very different than buying, holding and selling more conventional investments like stocks and bonds. For example, bitcoin must either be acquired through the process of “mining,” purchased through a private transaction, or purchased on a bitcoin “exchange.” Private transactions may be difficult to arrange, and involve complex and potentially risky procedures around safekeeping and holding the bitcoin. There are also currently over 200 bitcoin exchanges from which to choose, the quality of which varies significantly. Moreover, purchasing bitcoin on an exchange requires choosing an exchange, opening an account, and transferring money from a bank account or credit card to the exchange in order to purchase the bitcoin. Some exchanges have been “hacked,” resulting in significant losses.

The Trust provides direct exposure to bitcoin and the shares of the Trust are valued on a daily basis using prices drawn from a carefully evaluated group of exchanges representing substantially all of the economically significant trading volume in the market for bitcoin. The Trust provides investors with the opportunity to access the market for bitcoin through a traditional brokerage account without the potential barriers to entry or risks involved with holding bitcoin directly or acquiring it from an online exchange platform as referenced above. The Trust will custody its bitcoin at a regulated third-party custodian, and will not use derivatives that may subject the Trust to counterparty and credit risks. The Sponsor believes that the design of the Trust will enable certain investors to more effectively and efficiently implement strategic and tactical asset allocation strategies that use bitcoin by investing in the Trust’s shares rather than purchasing, holding and trading bitcoin directly.

Bitcoin and the Bitcoin Network

Bitcoin is based on the decentralized, open source protocol of a peer-to-peer network (the “Bitcoin network”) . No single entity owns or operates the Bitcoin network. Bitcoin is not issued by governments, banks or similar organizations. The infrastructure of the Bitcoin network is collectively maintained by a decentralized user base. The Bitcoin network is accessed through software, and software governs bitcoin’s creation, movement, and ownership. The value of bitcoin is determined, in part, by the supply of, and demand for, bitcoin in the global exchange markets for the trading of bitcoin , market expectations for the adoption of bitcoin as a decentralized store of value , the number of merchants and/or institutions that accept bitcoin as a form of payment and the volume of private end-user-to-end-user transactions.

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Bitcoin transaction and ownership records are reflected on the “Bitcoin Blockchain,” which is a digital public record or ledger. Copies of this ledger are stored in a decentralized manner on the computers of each Bitcoin network node (a node is any user who maintains on their computer a full copy of all the bitcoin transaction records, the blockchain, as well as related software). Transaction data is permanently recorded in files called “blocks,” which reflect transactions that have been recorded and authenticated by Bitcoin network participants. The Bitcoin network software source code includes protocols that govern the creation of bitcoin and the cryptographic system that secures and verifies bitcoin transactions.

An affiliate of the Sponsor, Bitwise Index Services, LLC (“Bitwise Index Services”), has conducted research that it believes indicates that the bitcoin market has matured to the point where there are now ten exchanges that capture substantially all of the real, economically significant spot trading volume in the globally integrated bitcoin market. Bitwise Index Services believes that this group of ten exchanges, referred to hereinafter individually as a “bitcoin exchange” and collectively as the “bitcoin market,” is now operating at a level of efficiency and scale similar in material respects to other established global equity, fixed income and commodity markets.

Bitwise Index Services and the Sponsor believe that this maturation is indicated by various objective factors, including:

●	the launch of futures contracts for bitcoin (“bitcoin futures”) on major, established and regulated commodity futures exchanges in the United States,

●	the subsequent growth of significant trading volume in those futures contracts,

●	the arrival of major, established market makers that rely on sophisticated and technologically enabled trading systems to arbitrage price discrepancies that may appear between bitcoin prices on different exchanges,

●	the development of a robust bitcoin lending market,

●	a significant expansion in the availability of institutional-quality custody services from regulated third-party custodians,

●	the advent and increasing ubiquity of significant insurance on custodied assets held at third-party custodians, and

●	other factors.

Bitwise Index Services and Sponsor believe that these factors have combined to improve the efficiency of the bitcoin market, creating a dynamic, institutional-quality, two-sided market (discussed below).

For more information on the bitcoin and the Bitcoin network, see “Bitcoin, Bitcoin Market, Bitcoin Exchanges and Regulation of Bitcoin” below.

The Trust’s Investment Objective and Strategies

The Trust’s investment objective is to provide exposure to bitcoin at a price that is reflective of the actual bitcoin market where investors purchase and sell bitcoin with economic intent, less the expenses of the Trust’s operations. In seeking to achieve its investment objective, the Trust will hold bitcoin, process all creations and redemptions in-kind, and accrue its management fee solely in bitcoin. In seeking to ensure that the price of the Trust’s shares reflect the actual bitcoin market, the Trust will value its shares daily based on the Bitwise Daily Bitcoin Reference Price.

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The Trust will not purchase or sell bitcoin directly, except in circumstances that require the Trust to liquidate. Instead, when it sells or redeems its shares, it will do so in “in-kind” transactions. Financial firms that are authorized to purchase or redeem shares with the Trust (known as “Authorized Participants”) will deliver bitcoin to the Trust in exchange for shares when they purchase shares, and the Trust will deliver bitcoin to such Authorized Participants when they redeem shares from the Trust. All bitcoin will be held by a third-party custodian regulated as a trust company under New York state law (the “Bitcoin Custodian”). Any cash or cash equivalents will be held by a separate third-party custodian (the “Cash Custodian”).

The Bitwise Daily Bitcoin Reference Price & Bitwise Real-Time Bitcoin Price

The Bitwise Daily Bitcoin Reference Price was designed by Bitwise Index Services as a tool to capture, calculate and reflect the globally integrated price of bitcoin at 4:00 p.m New York Time based on prices drawn from exchanges representing substantially all of the economically significant spot trading volume on bitcoin exchanges around the world (excluding volume that takes place in capital-controlled markets, including South Korea). The Bitwise Daily Bitcoin Reference Price is calculated by consolidating prices from ten exchanges that Bitwise Index Services through its research has determined capture substantially all of the real, economically significant spot trading volume in the globally integrated bitcoin market. In arriving at this list of ten exchanges, Bitwise Index Services examined all online trading venues for bitcoin that report meaningful trading volume ( i.e., greater than one million dollars ($1 M) in average daily volume) to popular cryptocurrency data aggregation sources. Bitwise Index Services subjected these exchanges (more than eighty (80) in total) to a rigorous, data-driven analysis to identify those exchanges that have indicators consistent with the presence of substantial fake and/or non-economic trading volume, including wash trading, trade mining, or other types of non-economic volume, and excluded these exchanges from contributing to the index.

Bitwise Index Services through its research has determined that the ten exchanges that account for substantially all of the economically significant spot trading volume for bitcoin (excluding capital-controlled markets) trade as a uniform, highly connected and highly efficient market, and that bitcoin trades on these markets at what amounts effectively to a single price. This means that while price disparities may develop before being arbitraged away, sustained deviations in pricing between these exchanges will very seldomly occur for sustained periods of time.

The Sponsor believes that valuing its bitcoin holdings based only on these ten exchanges (and thereby excluding exchanges with fake and/or non-economic volume) offers certain advantages. One advantage is that it makes the Trust less susceptible to the adverse impacts of fraud, price manipulation or general confusion that may occur on other exchanges. Another advantage is that it means that the Bitwise Daily Bitcoin Reference Price is derived from exchanges that are domiciled in developed markets and, for the majority of contributing exchanges, subject to certain types of regulatory oversight through both FinCEN (the U.S. Department of Treasury’s Financial Crimes Enforcement Network) through its Money Services Business license and NYSDFS (the New York State Department of Financial Services) through its BitLicense. The most important advantage, however, is that the NAV of the Trust’s shares will reflect the market price of bitcoin at which investors could actually transact on real, functioning exchanges. Accordingly, the Trust can be used by investors to gain exposure in an economical manner to the bitcoin market in which they would actively buy and sell bitcoin outside of an investment in the Trust.

The Bitwise Real-Time Bitcoin Price was designed by Bitwise Index Services as a tool to capture, calculate and reflect the globally integrated price of bitcoin on a continual or real-time basis based on prices drawn from exchanges representing substantially all of the economically significant spot trading volume on bitcoin exchanges around the world (excluding volume that takes place in capital-controlled markets, including South Korea). The Bitwise Real-Time Bitcoin Price draws on the prices from the same set of ten exchanges as the Bitwise Daily Bitcoin Reference Price and is calculated in a similar manner, with certain differences that are explained later in this prospectus and are designed to ensure the “real-time” nature of the price.

For more information on the Bitwise Daily Bitcoin Reference Price, the Bitwise Real-Time Bitcoin Price and Bitwise Index Services, see “The Trust and Bitcoin Prices” below.

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The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated as of [__________]. [Trustee], a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor. The Sponsor is a corporation formed in the state of Delaware on June 4, 2018.

The Trust’s Service Providers

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the shares for their public offering in the United States and the listing of shares on the Exchange. The Sponsor, together with the Marketing Agent (as defined below), will develop a marketing plan for the Trust, will prepare marketing materials regarding the shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor has agreed to assume the following expenses incurred by the Trust: [to be added by subsequent amendment.]

The Trustee

The Trustee, a Delaware trust company, acts as the trustee of the Trust as required to create a Delaware statutory trust in accordance with the Delaware Statutory Trust Act.

The Administrator

[___] (the “Administrator”) is responsible for the day-to-day administration of the Trust. The responsibilities of the Administrator include: (1) processing orders for the creation and redemption of Baskets; (2) coordinating with the Bitcoin Custodian for the receipt and delivery of bitcoin transferred to, or by, the Trust in connection with each issuance and redemption of Baskets; and (3) calculating the amount of bitcoin to accrue daily to cover the Trust’s expenses and transferring accrued bitcoin monthly to the Sponsor, who will in turn pay the Trust’s expenses.

The Transfer Agent

[___] (the “Transfer Agent”) is responsible for transferring shares in certificated form, and maintaining a record of all shareholders and holders of the shares in certified form in the Trust’s registry.

The Bitcoin Custodian

[___] (the “Bitcoin Custodian”) is responsible for safekeeping the bitcoin owned by the Trust. The Bitcoin Custodian was selected by the Sponsor and, at the direction of the Sponsor, appointed by the Trustee, and is responsible to the Trustee under the Trust’s bitcoin custody agreements.

The Cash Custodian

[___] (the “Cash Custodian”) is responsible for the safekeeping of the Trust’s cash and cash equivalents. The Cash Custodian was selected by the Sponsor and, at the direction of the Sponsor, appointed by the Trustee, and is responsible to the Trustee under the Trust’s cash custody agreement.

Bitwise Index Services

Bitwise Index Services is responsible for analyzing bitcoin market data relating to the calculation and maintenance of the Bitwise Daily Bitcoin Reference Price and the Bitwise Real-Time Bitcoin Price, calculating the Trust’s daily net asset value (“NAV”), and calculating the Trust’s Intraday Indicative Value (“IIV”). The IIV is intended to provide additional information not otherwise available to the public that may be useful to investors and market professionals in connection with the trading of the Trust’s shares on the Exchange. It is calculated by using the prior day’s closing net asset value per share of the Trust as a base and updating that value throughout the trading day based on changes in the Bitwise Real-Time Bitcoin Price to reflect changes in the value of the bitcoin held by the Trust during the trading day. The IIV will be disseminated on a per share basis every 15 seconds during regular Exchange trading hours of 9:30 a.m. New York time to 4:00 p.m. New York time.

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The Marketing Agent

[___] (the “Marketing Agent”) is responsible for assisting the Sponsor in developing a marketing plan for the Trust, preparing marketing materials regarding the shares of the Trust, and executing the marketing plan of the Trust on an ongoing basis.

The Trust’s Fees and Expenses

[To be provided by subsequent amendment.]

Custody of the Trust’s Assets

The Trust’s Bitcoin Custodian will keep custody of the Trust’s Bitcoin in “cold storage,” a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s bitcoin is (are) stored in an offline manner. Private keys are generated in permanently quarantined offline computers that cannot access the internet. Those private keys are further encrypted and sharded (or separated into multiple shares) before they are stored in offline environments secured by biometric, physical and operational security procedures.

Plan of Distribution

The Trust is an exchange traded fund. The Trust will not purchase or sell bitcoin directly, except in circumstances requiring the liquidation of Trust. Instead, when it sells or redeems its shares, it will do so in “in-kind” transactions in blocks of 25,000 shares called Creation Baskets at the Trust’s NAV. Only Authorized Purchasers may purchase or redeem shares with the Trust, and they will do so by delivering bitcoin to the Trust in exchange for shares when they purchase shares; conversely, the Trust will deliver bitcoin to such Authorized Participants when they redeem shares from the Trust. The initial Authorized Participant is expected to be [Name of Initial Authorized Participant]. Authorized Participants may then offer shares to the public at prices that depend on various factors, including the supply and demand for shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Investors who buy or sell shares during the day from their broker may do so at a premium or discount relative to the NAV of the shares of the Trust.

Investors who decide to buy or sell shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the shares. The shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under a ticker symbol to be announced prior to commencement of trading.

Use of Proceeds

Proceeds received by the Trust from the issuance and sale of Creation Baskets consist of bitcoin. The Trust’s bitcoin will be held by the Bitcoin Custodian on behalf of the Trust until (i) delivered to Authorized Participants in connection with redemptions of Creation Baskets or (ii) accrued and delivered to the Sponsor for the payment of expenses and liabilities.

Principal Investment Risks of an Investment in the Trust

An investment in the Trust involves risks. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 7.

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Risks Associated with Bitcoin

Bitcoin is a new technological innovation with a limited history. There is no assurance that usage of bitcoin will continue to grow . A contraction in use or adoption of bitcoin may result in increased volatility or a reduction in the price of bitcoin, which could adversely impact the value of the shares. Sales of newly created or “mined” bitcoin may cause the price of bitcoin to decline, which could negatively affect an investment in the shares. Bitcoin trading prices have exhibited high levels of volatility, and in some cases such volatility has been sudden and extreme. Because of such volatility, shareholders could lose all or substantially all of their investment in the Trust. Regulation of bitcoin and the Bitcoin network continues to evolve in both the U.S. and foreign jurisdictions, which may restrict the use of bitcoin or otherwise impact the demand for bitcoin.

Disruptions at bitcoin trading platforms (including in the OTC market and on exchanges) could adversely affect the availability of bitcoin and the ability of Authorized Participants to purchase or sell bitcoin and therefore their ability to create and redeem shares of the Trust. The loss or destruction of certain “private keys” or shards or shares of those keys could prevent the Trust from accessing its bitcoin. Loss of these private keys or shards may be irreversible and could result in the loss of all or substantially all of an investment in the Trust.

Risks Associated with the Bitwise Daily Bitcoin Reference Price

The Bitwise Daily Bitcoin Reference Price has a limited history and the methodology for determining the Bitwise Daily Bitcoin Reference Price established by Bitwise Index Services is relatively new and untested. The failure of one or more of the assumptions built into the methodology could have an adverse effect on the Trust and on the value of an investment in the Trust.

Risks Associated with the Bitwise Real-Time Bitcoin Price

The Bitwise Real-Time Bitcoin Price has a limited history and the methodology for determining the Bitwise Real-Time Bitcoin Price established by Bitwise Index Services is relatively new and untested. The failure of one or more of the assumptions built into the methodology could have an adverse effect on the Trust and on the value of an investment in the Trust.

Risks Associated with Investing in the Trust

Investors may choose to use the Trust as means of investing indirectly in bitcoin. As noted, there are significant risks and hazards inherent in the bitcoin market that may cause the price of bitcoin to widely fluctuate. Investors considering a purchase of shares of the Trust should carefully consider how much of their total assets should be exposed to the bitcoin market, and should fully understand, be willing to assume, and have the financial resources necessary to withstand, the risks involved in the Trust’s investment strategy, and be in a position to bear the potential loss of their entire investment in the Trust.

There is no assurance as to whether the Trust will be profitable or meet its expenses and liabilities. Any investment made in the Trust may result in a total loss of the investment.

The Trust’s return may not match the performance of the Bitcoin Price because the Trust incurs operating expenses. The NAV of the Trust may not always correspond to the market price of its shares for a number of reasons, including price volatility, trading activity, normal trading hours for the Trust, the calculation methodology of the NAV, and/or the closing of bitcoin trading platforms due to fraud, failure, security breaches or otherwise. As a result, although all creations and redemptions will take place in-kind, Creation Baskets may be created or redeemed at a dollar value that differs from the market price of the shares.

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Risk Factors

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, as well as information found in documents incorporated by reference in this prospectus, before you decide to purchase any shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Risks Associated with bitcoin and the Bitcoin Network

Bitcoin is a new technological innovation with a limited operating history.

Bitcoin has a limited history of operations (roughly ten years) and there is no established performance record for the price of bitcoin on the bitcoin market that can provide an adequate basis for evaluating an investment in bitcoin. Although past performance is not necessarily indicative of future results, if bitcoin had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Trust.

The price of Bitcoin on the bitcoin market has exhibited periods of extreme volatility , which could have a negative impact on the performance of the Trust.

The price of bitcoin as determined by the bitcoin market has experienced periods of extreme volatility and may be influenced by, among other things, trading activity and the closing of bitcoin trading platforms due to fraud, failure, security breaches or otherwise. Speculators and investors who seek to profit from trading and holding bitcoin generate a significant portion of bitcoin demand. Such speculation regarding the potential future appreciation in the value of bitcoin may inflate the price of bitcoin. Conversely, a decrease in demand or speculation for, or government regulation and the perception of onerous regulatory actions, may cause a drop in the price of bitcoin. Developments related to the Bitcoin network’s operations, individual bitcoin exchanges and the overall bitcoin market also contribute to the volatility in the price of bitcoin. These factors may continue to increase the volatility of the price of bitcoin , which may have a negative impact on the performance of the Trust.

Bitcoin exchanges on which bitcoin trades are relatively new and, in some cases, largely unregulated , and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments , which could have a negative impact on the performance of the Trust.

Over the past several years, a number of bitcoin exchanges have been closed or faced issues due to fraud, failure, security breaches or governmental regulations. The nature of the assets held at bitcoin exchanges makes them appealing targets for hackers and a number of bitcoin exchanges have been victims of cybercrimes. In many of these instances, the customers of such bitcoin exchanges were not compensated or made whole for the partial or complete losses of their account balances in such bitcoin exchanges. No bitcoin exchange is immune from these risks . The loss of confidence in bitcoin exchanges and in the bitcoin market overall can slow down the mass adoption of bitcoin. Further, the failure of the bitcoin market or any other major component of the overall bitcoin ecosystem can have an adverse effect on the price of bitcoin and could have a negative impact on the performance of the Trust.

Bitwise Index Services has analyzed bitcoin exchange data and developed insights that have informed Bitwise Index Services’s understanding of the bitcoin market and the design of the Trust. If such data or insights are inaccurate or incorrect, the value of an investment in the Trust may be adversely affected.

Bitwise Index Services has relied upon bitcoin market data in developing its analysis of the bitcoin market. This analysis has informed Bitwise Index Services’s understanding of the bitcoin market, the design of the Trust and the design of the Bitwise Daily Bitcoin Reference Price and the Bitwise Real-Time Bitcoin Price. The continued viability of the Trust relies upon access to accurate data, and Bitwise Index Services’s continued ability to effectively analyze such data. If data is inaccurate or becomes unavailable, or if Bitwise Index Services’s analysis of such data is incorrect, the value of an investment in the Trust may be adversely affected.

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A decline in the adoption of bitcoin could negatively impact the performance of the Trust.

Bitcoin’s adoption has been increasing since bitcoin first gained mass media attention in 2013. It is increasingly accepted as a form of payment in the U.S. and abroad. The adoption, however, has been limited when compared with the increase in the price of bitcoin as determined by the bitcoin market. The continued adoption of bitcoin will require growth in its usage and in the usage of the Bitcoin Blockchain for various applications, as well as an accommodating regulatory environment. A lack of expansion in usage of bitcoin and the Bitcoin Blockchain could adversely affect the market for bitcoin and may have a negative impact on the performance of the Trust. Even if growth in bitcoin adoption continues in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term. A contraction in use of bitcoin may result in increased volatility or a reduction in the price of bitcoin, which could adversely impact the value of an investment in the Trust.

Sales of new bitcoin may cause the price of bitcoin to decline, which could negatively affect an investment in the Trust.

Newly created bitcoin are generated through a process referred to as “mining.” If entities engaged in bitcoin mining choose not to hold the newly mined bitcoin, and, instead, make them available for sale, there can be downward pressure on the price of bitcoin. A bitcoin mining operation may be more likely to sell a higher percentage of its newly created bitcoin, and more rapidly so, if it is operating at a low profit margin, thus reducing the price of bitcoin. Lower bitcoin prices may result in further tightening of profit margins for miners and decreasing profitability, thereby potentially causing even further selling pressure. Diminishing profit margins and increasing sales of newly mined bitcoin could result in a reduction in the price of bitcoin, which could adversely impact an investment in the shares.

The loss or destruction of a private key required to access bitcoin may be irreversible.

Transfers of bitcoin among users are accomplished via bitcoin transactions (i.e., sending bitcoin from one user to another). The creation of a bitcoin transaction requires the use of a unique numerical code known as a “private key.” In the absence of the correct private key corresponding to a holder’s particular bitcoin, the bitcoin is inaccessible for usage. The custody of the Trust’s bitcoin is handled by the Bitcoin Custodian, and the transfer of bitcoin to and from Authorized Participants is directed by the Fund Administrator. The Sponsor has evaluated the procedures and internal controls of the Trust’s Bitcoin Custodian to safeguard the Trust’s bitcoin holdings, as well as the procedures and internal controls of the Trust’s Fund Administrator. If the Bitcoin Custodian’s internal procedures and controls are inadequate to safeguard the Trust’s bitcoin holdings, and the Trust’s private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Trust will be unable to access its bitcoin, which could adversely affect an investment in the shares of the Trust. In addition, if the Trust’s private key is misappropriated and the Trust’s bitcoin holdings are stolen, the Trust could lose some or all of its bitcoin holdings, which could adversely impact an investment in the shares of the Trust.

New competing digital assets may pose a challenge to bitcoin’s current market dominance, resulting in a reduction in demand for bitcoin, which could have a negative impact on the price of bitcoin and may have a negative impact on the performance of the Trust.

The Bitcoin network and bitcoin, as an asset, hold a “first-to-market” advantage over other digital assets. This first-to-market advantage has resulted in the Bitcoin network evolving into the most well - developed network of any digital asset. The Bitcoin network enjoys the largest user base and has more mining power in use to secure the Bitcoin Blockchain than any other digital asset. Having a large mining network provides users confidence regarding the security and long-term stability of the Bitcoin network. This in turn creates a domino effect that inures to the benefit of the Bitcoin network – namely, the advantage of more users and miners makes a digital asset more secure, which potentially makes it more attractive to new users and miners, resulting in a network effect that potentially strengthens the first-to-market advantage. However, despite the marked first-mover advantage of the Bitcoin network over other digital assets, it is possible that real or perceived shortcomings in the Bitcoin network, or technological, regulatory or other developments , could result in a decline in popularity and acceptance of bitcoin and the Bitcoin network, and that other digital currencies and trading systems could become more widely accepted and used than the Bitcoin network .

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A temporary or permanent “fork” of the Bitcoin Blockchain could adversely affect an investment in the Trust.

Bitcoin software is open source. Any user can download the software, modify it and then propose that bitcoin users and miners adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the Bitcoin network remains uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is nonetheless implemented by some users and miners and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork” (i.e., “split”) of the Bitcoin network (and the blockchain), with one version running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two (or more) versions of the Bitcoin network running in parallel, but with each version’s bitcoin lacking interchangeability.

Additionally, a fork could be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software users run.

Forks have occurred already to the Bitcoin Network, including the fork in August 2017 that resulted in the creation of “bitcoin cash .” If another fork occurs, the Trust would hold equal amounts of both the original bitcoin and the alternative forked asset. The Trust has adopted procedures to address situations involving a fork that results in the issuance of new alternative bitcoin that the Trust may receive. Typically, the holder of bitcoin has no discretion in a hard fork; it merely receives the new bitcoin on a pro rata basis while it continues to hold the same number of bitcoin. The Trust’s Declaration of Trust stipulates that, if such a transaction does occur, the Trust will as soon as possible distribute the new bitcoin in-kind to the Sponsor, as agent for the shareholders, and the Sponsor will sell the new bitcoin and distribute the proceeds to the shareholders, although the Trust is under no obligation to claim the forked asset if doing so will expose the Trust’s (original) bitcoin holdings to risk. A fork of any kind could adversely affect an investment in the Trust or the ability of the Trust to operate and the Trust’s procedures may be inadequate to address the effects of a fork.

Increased transaction fees may adversely affect the usage of the Bitcoin Network.

Bitcoin miners collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions. If miners collude in an anticompetitive manner to reject low transaction fees, then bitcoin users could be forced to pay higher fees, thus reducing the attractiveness of the bitcoin network. Bitcoin mining occurs globally and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions. Any collusion among miners may adversely impact an investment in the Trust or the ability of the Trust to operate.

Additionally, the reward for successfully mining transactions (called the “ block reward ”) will decrease over time. In the summer of 2020, the block reward will reduce from 12.5 to 6.25 bitcoin, and to 3.125 bitcoin in 2024. As the block reward continues to decrease over time, the mining incentive structure may transition to a higher reliance on transaction confirmation fees in order to incentivize miners to continue to dedicate processing power to the blockchain. If transaction confirmation fees become too high, the marketplace may be reluctant to use bitcoin. Decreased demand for bitcoin may adversely affect its price, which may adversely affect an investment in the Trust.

Risks Associated with the Bitwise Daily Bitcoin Reference Price

The Bitwise Daily Bitcoin Reference Price has a limited history.

The Bitwise Daily Bitcoin Reference Price was recently developed by Bitwise Index Services and has a limited history. Bitwise Index Services has substantial discretion at any time to change the methodology used to calculate the Bitwise Daily Bitcoin Reference Price, including the exchanges from which prices are drawn to calculate the fund’s NAV. Bitwise Index Services does not have any obligation to take the needs of the Trust, the Trust’s investors, or anyone else into consideration in connection with such changes. There is no guarantee that the methodology currently used in calculating the Bitwise Daily Bitcoin Reference Price will appropriately track the price of bitcoin comprising the Bitwise Daily Bitcoin Reference Price in the future.

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The Bitwise Daily Bitcoin Reference Price is based on various inputs which may include price data from various third-party exchanges and markets. Bitwise Index Services does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source. The Bitwise Daily Bitcoin Reference Price could be calculated now or in the future in a way that adversely affects an investment in the Trust.

The Bitwise Daily Bitcoin Reference Price is based on a new and untested calculation methodology.

The methodology for determining the Bitwise Daily Bitcoin Reference Price established by Bitwise Index Services is relatively new and untested. Such methodology is based on a flexible set of rules that were designed by Bitwise Index Services. Certain assumptions included in the methodology may be flawed and may adversely impact the ability to accurately establish or maintain the Bitwise Daily Bitcoin Reference Price. The failure of one or more of the assumptions built into the Bitwise Daily Bitcoin Reference Price methodology could have an adverse effect on the Trust and on the value of an investment in the Trust.

Risks Associated with the Bitwise Real-Time Bitcoin Price

The Bitwise Real-Time Bitcoin Price has a limited history.

The Bitwise Real-Time Bitcoin Price was recently developed by Bitwise Index Services and has a limited history. Bitwise Index Services has substantial discretion at any time to change the methodology used to calculate the Bitwise Real-Time Bitcoin Price, including and thereby the exchanges from which prices are drawn to calculate the fund’s IIV. Bitwise Index Services does not have any obligation to take the needs of the Trust , the Trust’s investors, or anyone else into consideration in connection with such changes. There is no guarantee that the methodology currently used in calculating the Bitwise Real-Time Bitcoin Price will appropriately track the price of bitcoin comprising the Bitwise Real-Time Bitcoin Price in the future.

The Bitwise Real-Time Bitcoin Price is based on various inputs which may include price data from various third-party exchanges and markets. Bitwise Index Services does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source. The Bitwise Real-Time Bitcoin Price could be calculated now or in the future in a way that adversely affects an investment in the Trust.

The Bitwise Real-Time Bitcoin Price is based on a new and untested calculation methodology.

The methodology for determining the Bitwise Real-Time Bitcoin Price established by Bitwise Index Services is relatively new and untested. Such methodology is based on a flexible set of rules that were designed by Bitwise Index Services. Certain assumptions included in the methodology may be flawed and may adversely impact the ability to accurately establish or maintain the Bitwise Real-Time Bitcoin Price. The failure of one or more of the assumptions built into the Bitwise Real-Time Bitcoin Price methodology could have an adverse effect on the Trust and on the value of an investment in the Trust.

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Risk Associated with Investing in the Trust

The Trust is subject to market risk.

Market risk refers to the risk that the market price of bitcoin held by the Trust will rise or fall, sometimes rapidly or unpredictably. An investment in the Trust’s shares is subject to market risk, including the possible loss of the entire principal of the investment.

The NAV may not always correspond to the market price of bitcoin and, as a result, Creation Baskets may be created or redeemed at a value that is different from the market price of the shares.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s bitcoin holdings. Shareholders should be aware that the public trading price per share may be different from the NAV for a number of reasons, including price volatility, trading activity, the closing of bitcoin trading platforms due to fraud, failure, security breaches or otherwise , and the fact that supply and demand forces at work in the secondary trading market for shares are related, but not identical, to the supply and demand forces influencing the market price of bitcoin.

An Authorized Participant may be able to create or redeem a Creation Basket at a discount or a premium to the public trading price per share, although all such creations or redemptions must take place in-kind, and the Trust will therefore maintain its intended fractional exposure to a specific amount of bitcoin per share.

Shareholders also should note that the size of the Trust in terms of total bitcoin held may change substantially over time and as Creation Baskets are created and redeemed.

Authorized Participants’ buying and selling activity associated with the creation and redemption of Creation Baskets may adversely affect an investment in the shares of the Trust.

Authorized Participants’ purchase of bitcoin in connection with Creation Basket creation orders may cause the price of bitcoin to increase, which will result in higher prices for the shares. Increases in the bitcoin prices may also occur as a result of bitcoin purchases by other market participants who attempt to benefit from an increase in the market price of bitcoin when baskets are created. The market price of bitcoin may therefore decline immediately after Creation Baskets are created. Selling activity associated with sales of bitcoin by Authorized Participants in connection with redemption orders may decrease the bitcoin prices, which will result in lower prices for the shares. Decreases in bitcoin prices may also occur as a result of selling activity by other market participants. In addition to the effect that purchases and sales of bitcoin by Authorized Participants may have on the price of bitcoin, other exchange-traded products with similar investment objectives (if developed) could represent a substantial portion of demand for bitcoin at any given time and the sales and purchases by such investment vehicles may impact the price of bitcoin. If the price of bitcoin declines, the trading price of the shares will generally also decline.

The inability of Authorized Participants and market makers to hedge their bitcoin exposure may adversely affect the liquidity of shares and the value of an investment in the shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Creation Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient bitcoin liquidity in the market, inability to locate an appropriate hedge counterparty, etc.), such conditions may make it difficult to create or redeem Creation Baskets or cause them to not create or redeem Creation Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to bitcoin may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of the Trust and the spread at which the Trust trades on the open market. The market for exchange-traded bitcoin futures contracts has limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of bitcoin and the commercial and speculative interest in the market for the ability to hedge against the price of bitcoin with exchange-traded bitcoin futures contracts.

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Arbitrage transactions intended to keep the price of shares closely linked to the price of bitcoin may be problematic if the process for the creation and redemption of Creation Baskets encounters difficulties, which may adversely affect an investment in the shares.

If the processes of creation and redemption of the shares encounter any unanticipated difficulties, including, but not limited to, the Trust’s inability in the future to obtain regulatory approvals for the offer and sale of additional shares after the present offering is completed, potential market participants who would otherwise be willing to purchase or redeem Creation Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the shares and the price of the underlying bitcoin may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of shares may decline and the price of the shares may fluctuate independently of the price of bitcoin and may fall.

The Trust is subject to risks due to its concentration of investments in a single asset class.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset class: bitcoin. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with bitcoin. By concentrating its investment strategy solely in bitcoin, any losses suffered as a result of a decrease in the value of bitcoin can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

The lack of active trading markets for the shares of the Trust may result in losses on investors’ investments at the time of disposition of shares.

Although shares of the Trust are expected to be publicly listed and traded on an exchange, there can be no guarantee that an active trading market for the Trust will develop or be maintained. If investors need to sell their shares at a time when no active market for them exists, the price investors receive for their shares, assuming that investors are able to sell them, likely will be lower than the price that investors would receive if an active market did exist and , accordingly, a shareholder may suffer losses.

Possible illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV and its market price .

Barring the forced liquidation of the Trust , the Trust does not intend to buy or sell bitcoin directly, but rather, to use in-kind creations and redemptions managed by an Authorized Participant. Nonetheless, risks exist due to possible illiquid markets for bitcoin.

Bitcoin is a new asset with a very limited trading history. Therefore, the markets for bitcoin may be less liquid and more volatile than other markets for more established products, such as futures contracts for traditional physical commodities. It may be difficult to execute a bitcoin trade at a specific price when there is a relatively small volume of buy and sell orders in the bitcoin market. A market disruption can also make it more difficult to liquidate a position or find a suitable counterparty at a reasonable cost.

Market illiquidity may cause losses for the Trust. The large size of the positions that the Trust may acquire will increase the risk of illiquidity by both making the positions more difficult to liquidate and increasing the losses incurred while trying to do so should the Trust need to liquidate its bitcoin, or making it more difficult for Authorized Participants to acquire or liquidate bitcoin as part of the creation and/or redemption of shares of the Trust. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Trust will typically invest in bitcoin, which is highly concentrated.

Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.

There is no guarantee that the Trust will meet its investment objectives. Factors that may affect the Trust’s ability to meet its investment objective include: (1) Authorized Participants’ ability to purchase and sell bitcoin in an efficient manner to effectuate Creation and Redemption orders ; (2) transaction fees associated with the Bitcoin Network; (3) the bitcoin market becoming illiquid or disrupted; (4) the Trust’s share prices being rounded to the nearest cent and/or valuation methodologies; (5) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (6) early or unanticipated closings of the markets on which bitcoin trades, resulting in the inability of Authorized Participants to execute intended portfolio transactions; and (7) accounting standards.

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The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also compete with the Sponsor or Bitwise Index Services in recruiting and retaining qualified personnel. Smaller or early stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. Accordingly, the Sponsor’s competitors may commercialize a product involving bitcoin more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Trust will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Trust.

Regulatory Risk

Future and current regulations by a United States or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust.

The regulation of bitcoin and related products and services continues to evolve , may take many different forms and will, therefore, impact bitcoin and its usage in a variety of manners. The inconsistent and sometimes conflicting regulatory landscape may make it more difficult for bitcoin businesses to provide services, which may impede the growth of the bitcoin economy and have an adverse effect on consumer adoption of bitcoin. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Trust or the ability of the Trust to continue to operate. Additionally, changes to current regulatory determinations of bitcoin’s status as not being a security, changes to regulations surrounding bitcoin futures or related products , or actions by a United States or foreign government or quasi-governmental agency exerting regulatory authority over bitcoin, the Bitcoin network, bitcoin trading, or related activities impacting other parts of the digital asset market, may adversely impact bitcoin and therefore may have an adverse effect on the value of your investment in the Trust. For further discussion of the evolving nature of cryptocurrency regulation , see Appendix B .

The Trust is not a registered investment company and is not subject to the Commodity Exchange Act.

The Trust is not a registered investment company subject to the 1940 Act. Consequently, shareholders of the Trust do not have the regulatory protections provided to shareholders in registered and regulated investment companies, which, for example, require investment companies to have a certain percentage of disinterested directors and regulate the relationship between the investment company and certain of its affiliates. Further, the Trust will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act (“ CEA ”), as administered by the Commodity Futures Trading Commission (“ CFTC ”). The Trust will not engage in “retail commodity transactions” — any bitcoin transaction entered into on a leveraged, margined or financed basis (as described above). Such transactions are deemed to be commodity futures under the CEA and subject to CFTC jurisdiction. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA. Consequently, shareholders will not have the regulatory protections provided to shareholders in CEA-regulated instruments or commodity pools.

Trading on bitcoin exchanges outside the United States is not subject to U.S. regulation, and may be less reliable than U.S. exchanges.

The Trust does not purchase or sell bitcoin, except in circumstances that require the Trust to liquidate. In the event of a fork, however, the Sponsor may direct the Trust to sell the forked cryptoasset and return proceeds to shareholders. Similarly, in the event of such a forced liquidation, the trust may be required to sell bitcoin as well.

To the extent any of the Trust’s trading is conducted on bitcoin exchanges outside the U.S., trading on such exchanges is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges. These factors could adversely affect the performance of the Trust.

Future regulations may require the Trust or the Sponsor to become registered, which may cause the Trust to liquidate.

Current and future legislation, CFTC and SEC rulemaking , and other regulatory developments may impact the manner in which bitcoin are treated for classification and clearing purposes. In particular, bitcoin may be classified by the CFTC as a “commodity interest” under the CEA and certain transactions in bitcoin may be deemed to be commodity futures or bitcoin may be classified by the SEC as a “security” under U.S. federal securities laws. As of the date of this prospectus, the Sponsor is not aware of any rules that have been proposed to regulate bitcoin as a commodity interest or a security. Although several U.S. federal district courts have recently held for certain purposes that bitcoin is a currency or a form of money, these rulings are not definitive and the Sponsor and the Trust cannot be certain as to how future regulatory developments will impact the treatment of bitcoin under U.S. law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to shareholders.

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To the extent that bitcoin is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to shareholders.

To the extent that bitcoin is deemed to fall within the definition of a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the 1940 Act and Investment Advisers Act of 1940, as supplemented (the “Advisers Act”). The Sponsor or the Trust may be required to register as an investment adviser under the Advisers Act. Such additional registration may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to shareholders.

Tax Risk

[To be provided by subsequent amendment.]

Other Risks

The Exchange on which the shares are listed may halt trading in the Trust’s shares, which would adversely impact an investor’s ability to sell shares.

The Trust’s shares are listed for trading on the Exchange under the market symbol “[to be provided by subsequent amendment].” Trading in shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s shares will continue to be met or will remain unchanged.

The liquidity of the shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the shares.

In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust’s shares withdraw or “step away” from participation in the purchase (creation) or sale (redemption) of the Trust’s shares, the liquidity of the shares will likely decrease, which could adversely affect the market price of the shares and result in investors incurring a loss on their investment.

The market infrastructure of the bitcoin spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust.

Bitcoin is extremely volatile , and concerns exist about the stability, reliability and robustness of many exchanges where bitcoin trade. In a highly volatile market, or if one or more exchanges supporting the bitcoin market faces an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the shares . There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

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Bitcoin spot exchanges are not subject to same regulatory oversight as traditional equity exchanges , which could negatively impact the ability of Authorized Participants to implement arbitrage mechanisms.

The trading for spot bitcoin occurs on multiple trading venues that have various levels and types of regulation , but are not regulated in the same manner as traditional stock and bond exchanges. If these exchanges do not operate smoothly or face technical, security or regulatory issues, that could impact the ability of Authorized Participants to make markets in the shares. In such an event, trading in the shares could occur at a material premium or discount against the NAV.

Shareholders that are not Authorized Participants may only purchase or sell their shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the shares.

Only Authorized Participants may create or redeem Creation Baskets. All other investors that desire to purchase or sell shares must do so through the Exchange or in other markets, if any, in which the shares may be traded. Shares may trade at a premium or discount to NAV per share.

The Sponsor and Bitwise Index Services are leanly staffed and rely heavily on key personnel to manage advisory activities.

The Sponsor and Bitwise Index Services are leanly staffed and rely heavily on key personnel to manage their activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor and/or Bitwise Index Service .

The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to shareholders.

The Trust is new. If the Trust does not attract sufficient assets to remain open, then the Trust could be terminated and liquidated at the direction of the Sponsor. Termination and liquidation of the Trust could occur at a time that is disadvantageous to shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to shareholders may be less than those that may be realized in a sale outside of a liquidation context. Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The shares have limited voting and distribution rights. For example, shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without shareholder approval and the Trust is not required to pay regular distributions, although the Trust may pay distributions at the discretion of the Sponsor.

An investment in the Trust may be adversely affected by competition from other investment vehicles focused on bitcoin or other cryptocurrencies.

The Trust will compete with direct investments in bitcoin, other cryptocurrencies and other potential financial vehicles, possibly including securities backed by or linked to cryptocurrency and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Trust’s control, may make it more attractive to invest in other vehicles, which could adversely affect the performance of the Trust.

Investors cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Investors cannot be assured that the Sponsor will be able to continue to service the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust, the Trust may be adversely affected, as there may be no entity servicing the Trust for a period of time. Such an event could result in termination of the Trust.

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Investors may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) for any period during which the exchange is closed other than customary weekend or holiday closings, or trading on the exchange is suspended or restricted, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (3) such other period as the Sponsor determines to be necessary for the protection of the shareholders of the Trust. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

Investors may be adversely affected by an overstatement or understatement of the NAV calculation of the Trust due to the valuation method employed on the date of the NAV calculation.

In certain circumstances, the Trust’s bitcoin investments may be valued using techniques other than reliance on the price established by the Bitwise Daily Bitcoin Reference Price. The value established by using the Bitwise Daily Bitcoin Reference Price may be different from what would be produced through the use of another methodology . Bitcoin or other digital asset investments that are valued using techniques other than those employed by the Bitwise Daily Bitcoin Reference Price , including bitcoin investments that are “fair valued,” may be subject to greater fluctuation in their value from one day to the next than would be the case if market -price valuation techniques were used .

The liability of the Sponsor and the Trustee is limited, and the value of the shares will be adversely affected if the Trust is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the Sponsor may require the assets of the Trust to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of the Trust and the value of its shares.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

It is possible that third parties might utilize the Trust’s or Bitwise Index Services’s intellectual property or technology, including the use of its business methods and trademarks, without permission. However, the Trust and/or Bitwise Index Services may not have adequate resources to implement procedures for monitoring unauthorized uses of their trademarks, proprietary software and other technology. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Trust or Bitwise Index Services or claim that the Trust or Bitwise Index Services has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Trust or Bitwise Index Services may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the Trust or Bitwise Index Services is successful and regardless of the merits, may result in significant costs, divert its resources from the Trust or Bitwise Index Services , or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

With the increased use of technologies such as the internet and the dependence on computer systems to perform necessary business functions, the Trust is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of one or more of the Trust’s third - party service providers (including, but not limited to, Bitwise Index Services , the administrator and transfer agent, and the custodian ) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of the Trust shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

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In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. T he Trust and its shareholders could be negatively impacted as a result. While the Trust has established business continuity plans, there are inherent limitations in such plans.

BITCOIN, BITCOIN MARKET, BITCOIN EXCHANGES AND REGULATION OF BITCOIN

This section of the prospectus provides a more detailed description of bitcoin, including information about the historical development of bitcoin, how a person holds bitcoin, how to use bitcoin in transactions, how to trade bitcoin, the “exchange” market where bitcoin can be bought, held and sold, the bitcoin “over-the-counter” (“OTC”) market and bitcoin mining. In this prospectus, Bitcoin with an upper case “B” is used to describe the system as a whole that is involved in maintaining the ledger of bitcoin ownership and facilitating the transfer of bitcoin among parties. When referring to the digital asset within the bitcoin network, bitcoin is written with a lower case “b” (except, of course, at the beginning of sentences or paragraph sections, as below).

Bitcoin

Bitcoin is a digital asset that can be transferred among parties via the Internet. Unlike other means of electronic payments such as credit card transactions, one of the advantages of bitcoin is that it can be transferred without the use of a central administrator or clearing agency. Because a central party is not necessary to administer bitcoin transactions or maintain the bitcoin ledger, the term decentralized is often used in descriptions of bitcoin.

Bitcoin Network

Bitcoin was first described in a white paper released in 2008 and published under the name “Satoshi Nakamoto.” The protocol underlying Bitcoin was subsequently released in 2009 as open source software and currently operates on a worldwide network of computers.

The first step in using bitcoin for transactions is to download specialized software referred to as a “bitcoin wallet.” A user’s bitcoin wallet can run on a computer or smartphone, and can be used both to send and to receive bitcoin. Within a bitcoin wallet, a user can generate one or more unique “bitcoin addresses,” which are conceptually similar to bank account numbers. After establishing a bitcoin address, a user can send or receive bitcoin from his or her bitcoin address to another user’s address. Sending bitcoin from one bitcoin address to another is similar in concept to sending a bank wire from one person’s bank account to another person’s bank account.

The amount of bitcoin associated with each bitcoin address is listed in a public ledger, referred to as the “blockchain.” Copies of the blockchain exist on thousands of computers on the Bitcoin network throughout the Internet. A user’s bitcoin wallet will either contain a copy of the blockchain or be able to connect with another computer that holds a copy of the blockchain.

When a bitcoin user wishes to transfer bitcoin to another user, the sender must first request a bitcoin address from the recipient. The sender then uses his or her bitcoin wallet software to create a proposed addition (often referred to as a “transaction”) to the blockchain. The proposal would reduce the sender’s address and increase the recipient’s address by the amount of bitcoin desired to be transferred. The proposal is completely digital in nature, similar to a file on a computer, and it can be sent to other computers participating in the Bitcoin network.

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Bitcoin Protocol

The Bitcoin protocol is built using open source software allowing for any developer to review the underlying code and suggest changes. There is no official company or group that is responsible for making modifications to Bitcoin. There are, however, a number of individual developers that regularly contribute to a specific distribution of Bitcoin software known as the “Bitcoin Core.” There are many other compatible versions of Bitcoin software, but Bitcoin Core provides the de-facto standard for the Bitcoin protocol. The developers responsible for maintaining Bitcoin Core, or the “Bitcoin Core Maintainers’” are employed by a number of entities including the MIT Media Labs’ Digital Currency Initiative, Chaincode Labs and Blockstream Corp.

Significant changes to the Bitcoin protocol are typically accomplished through a so-called “Bitcoin Improvement Proposal” or BIP. Such proposals are generally posted on websites, and the proposals explain technical requirements for the protocol change as well as reasons why the change should be accepted. New versions of Bitcoin Core can be approved by several developers. Upon its inclusion in the most recent version of Bitcoin Core, a new BIP becomes part of the Bitcoin protocol. Several BIPs have been implemented since 2011 and have provided various new features and scaling improvements.

Because Bitcoin has no central authority, the implementation of a change is achieved by users and miners downloading and running updated versions of Bitcoin Core or other Bitcoin software that abides by the Bitcoin protocol. Users and miners must accept any changes made to the bitcoin source code by downloading the proposed modification of the Bitcoin network’s source code. A modification of the Bitcoin network’s source code is only effective with respect to the bitcoin users and miners that download it. If a modification is accepted only by a percentage of users and miners, a division in the Bitcoin network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork” in the Bitcoin network.

Such a fork in the Bitcoin network occurred on August 1, 2017, when a group of developers and miners accepted certain changes to the Bitcoin network software intended to increase transaction capacity. Blocks mined on this network now diverge from blocks mined on the Bitcoin network, which has resulted in the creation of a new blockchain whose digital asset is referred to as “bitcoin cash.” Bitcoin and bitcoin cash now operate as separate, independent networks. It is possible that additional “forks” will occur in the future.

The Trust has adopted the following procedures to address situations involving a fork that results in the issuance of new cryptocurrency (“New Coin”) that the Trust may receive. Typically, the holder of bitcoin has no discretion in a hard fork transaction; it merely receives the New Coin while it continues to hold the same number of bitcoin. The Trust’s Declaration of Trust stipulates that if such a transaction does occur, the Trust will as soon as possible distribute the New Coin in-kind to the Sponsor, as agent for the shareholders, and the Sponsor will sell the New Coin and distribute the proceeds to the shareholders. The Trust is under no obligation to claim the forked asset if doing so will expose the Trust’s (original) bitcoin holdings to risk.

Bitcoin Transactions

A bitcoin transaction is similar in concept to an irreversible digital check. The transaction contains the sender’s bitcoin address, the recipient’s bitcoin address, the amount of bitcoin to be sent, a transaction fee and the sender’s digital signature. The sender’s use of his or her digital signature enables participants on the Bitcoin network to verify the authenticity of the bitcoin transaction.

A user’s digital signature is generated via usage of the user’s so-called “private key,” one of two numbers in a so-called cryptographic “key pair.” A key pair consists of a “public key” and its corresponding private key, both of which are lengthy alphanumeric codes, derived together and possessing a unique relationship.

Public keys are bitcoin addresses that are publicly known and can accept a bitcoin transfer. Private keys are used to sign transactions that initiate the transfer of bitcoin from a sender’s bitcoin address to a recipient’s bitcoin address. Only the holder of the private key associated with a particular bitcoin address can digitally sign a transaction proposing a transfer of bitcoin from that particular bitcoin address.

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A user’s bitcoin address may be safely distributed, but a user’s private key must be kept in accordance with appropriate controls and procedures to ensure it is used only for legitimate and intended transactions. Only by using a private key can a bitcoin user create a digital signature to transfer bitcoin to another user. In addition, if an unauthorized third person learns of a user’s private key, that third person could forge the user’s digital signature and send the user’s bitcoin to any arbitrary bitcoin address, thereby stealing the user’s bitcoin.

The usage of key pairs is a cornerstone of the Bitcoin network. This is because the use of a private key is the only mechanism by which a bitcoin transaction can be signed. If a private key is lost, the corresponding bitcoin is thereafter permanently non-transferable. Moreover, the theft of a private key enables the thief immediate and unfettered access to the corresponding bitcoin. Bitcoin users must therefore understand that in this regard, bitcoin is similar to cash or bearer instruments: that is, the person or entity in control of the private key corresponding to a particular quantity of bitcoin has de facto control of the bitcoin. For large quantities of bitcoin, holders often embrace sophisticated security measures. For a discussion of how the Trust secures its bitcoin, see “The Bitcoin Custodian” below.

The Bitcoin network incorporates a system to prevent double spending of a single bitcoin. To prevent the possibility of double-spending a single bitcoin, each validated transaction is recorded, time stamped and publicly displayed in a “block” in the Bitcoin Blockchain, which is publicly available. Thus, the Bitcoin network provides confirmation against double-spending by memorializing every transaction in the Bitcoin Blockchain, which is publicly accessible and downloaded in part or in whole by all users of the Bitcoin network software program.

The process by which bitcoin are created and bitcoin transactions are verified is called mining. To begin mining, a user, or “miner,” can download and run a mining “client,” which, like regular Bitcoin network software programs, turns the user’s computer into a “node” on the Bitcoin network, and in this case has the ability to validate transactions and add new blocks of transactions to the Blockchain.

Miners, through the use of the bitcoin software program, engage in a set of prescribed complex mathematical calculations in order to verify transactions and compete for the right to add a block of verified transactions to the Bitcoin Blockchain and thereby confirm bitcoin transactions included in that block’s data. The miner who successfully adds a block of transactions to the Blockchain is rewarded by a grant of bitcoin. Bitcoin is created and allocated by the Bitcoin network protocol and distributed through a “mining” process subject to a strict, well-known issuance schedule. The supply of bitcoin is programmatically limited to 21 million bitcoin.

Confirmed and validated bitcoin transactions are recorded in blocks added to the Bitcoin Blockchain. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of bitcoin to the miner who added the new block. Each unique block can only be solved and added to the Bitcoin Blockchain by one miner; therefore, all individual miners and mining pools on the Bitcoin network must engage in a competitive process of constantly increasing their computing power to improve their likelihood of solving for new blocks. As more miners join the Bitcoin network and its processing power increases, the Bitcoin network adjusts the complexity of a block-solving equation to maintain a predetermined pace of adding a new block to the Bitcoin Blockchain approximately every ten minutes.

Bitcoin Market and Bitcoin Exchanges

In addition to using bitcoin to engage in transactions, investors may purchase and sell bitcoin to speculate as to the value of bitcoin in the bitcoin market, or as a long-term investment to diversify their portfolio. The value of bitcoin within the market is determined, in part, by the supply of and demand for bitcoin in the bitcoin market, market expectations for the adoption of bitcoin by individuals, the number of merchants that accept bitcoin as a form of payment and the volume of private end-user-to-end-user transactions.

Research conducted by Bitwise Index Services indicates that the vast majority of spot trading volume of bitcoin takes place on ten exchanges, although a number of other smaller exchanges exist as well. A bitcoin exchange provides investors with a way to purchase and sell bitcoin, similar to stock exchanges like the New York Stock Exchange or NASDAQ, which provide ways for investors to buy stocks and bonds in the so-called “secondary market.” Bitcoin exchanges operate websites designed to permit investors to open accounts with the exchange and then purchase and sell bitcoin.

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As with conventional stock exchanges, an investor opening a trading account must deposit an accepted government-issued currency into their account with the exchange, or a previously acquired digital asset, before they can purchase or sell assets on the exchange. The process of establishing an account with a bitcoin exchange and trading bitcoin is different from, and should not be confused with, the process of users sending bitcoin from one bitcoin address to another bitcoin address to pay for goods and services. This latter process is an activity that occurs wholly within the confines of the Bitcoin network, while the former is an activity that occurs entirely on private websites.

Although bitcoin was the first digital asset, in the ensuing years, the number of digital assets, market participants and companies in the space has increased dramatically. In addition to bitcoin, other well-known digital assets include ethereum, XRP, bitcoin cash, and litecoin. The category and protocols are still being defined and evolving. Prior to 2017, bitcoin accounted for approximately 85% or more of the total market capitalization of all cryptocurrencies. By April 2019, this figure had dropped to around 51% as other cryptocurrencies launched and/or grew faster than bitcoin.

Bitwise Index Services’s research has led it to believe that the bitcoin market has matured significantly in recent years. In particular, Bitwise Index Services believes that arbitrage on bitcoin exchanges (discussed below) has improved significantly since the introduction of bitcoin futures in December 2017, which fundamentally transformed the bitcoin market by creating a two-sided market and easy hedging for the first time. In addition, subsequent to the introduction of bitcoin futures, in early 2018, a large number of sophisticated market makers entered the bitcoin market, applying large balance sheets and tech-enabled trading platforms that further improved the quality of the market. By summer 2018, most major market makers were either present in the bitcoin market or actively exploring the space. In addition, over the course of 2018, a significant and efficient short lending market in bitcoin developed, with volume growing over the course of the year. Bitwise Index Services believes that the launch of futures, the arrival of major market makers, and the development of lending combined to dramatically improve the efficiency of the bitcoin market in 2018, creating a dynamic, institutional-quality, two-sided market for the first time. While further developments may be incrementally beneficial to the market, Bitwise Index Services believes that the spot bitcoin market today operates with an efficiency that matches or exceeds that of other major financial markets.

As discussed in more detail below, the Trust will not directly purchase or sell bitcoin. Instead, Authorized Participants will deliver bitcoin to the Trust in exchange for shares of the Trust, and the Trust will deliver bitcoin to Authorized Participants when those Authorized Participants redeem shares of the Trust. The Trust will use ten spot exchanges representing substantially all of the economically significant bitcoin trading volume in the world (outside of capital-controlled countries) in order to derive the Bitwise Daily Bitcoin Reference Price, which it will then use to price its NAV at the end of every business day.

Authorized Participants will have the option of purchasing and selling bitcoin used in Creation Basket transactions with the Trust either on bitcoin exchanges or in the “over-the-counter” (“OTC”) markets. Over-the-counter trading of bitcoin is generally accomplished via bilateral agreements on a principal-to-principal basis. All risks and issues related to creditworthiness are between the parties directly involved in the transaction.

The OTC market provides a relatively flexible market in terms of quotes, price, size, and other factors. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price – often via phone or email – and then one of the two parties will then initiate the transaction. For example, a seller of bitcoin could initiate the transaction by sending the bitcoin to the buyer’s bitcoin address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trading tends to be in large blocks of bitcoin. OTC market participants include institutional entities, such as hedge funds, family offices, private wealth managers, high-net-worth individuals that trade bitcoin on a proprietary basis, and brokers that offer two-sided liquidity for bitcoin. In practice, many OTC trades are hedged and eventually settled with concomitant trades on bitcoin spot exchanges.

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Regulation of Bitcoin

Bitcoin and other cryptocurrencies have increasingly attracted attention from U.S. and foreign regulators. Such regulatory attention has included enforcement actions for violations of securities and commodities laws, as well as the release of regulatory guidance explaining how existing regulatory regimes apply to cryptocurrencies, and orders approving certain cryptocurrency-related products.

In the U.S., the SEC, CFTC, U.S Department of the Treasury, and the New York Department of Financial Services have been particularly active regarding bitcoin and other cryptocurrencies. Internationally, regulators in the United Kingdom, Switzerland, France, Germany, Australia, Japan, South Korea, Singapore, and China have taken active roles in the regulation of bitcoin and other cryptocurrencies. For further discussion of the evolving nature of such cryptocurrency regulation, see Appendix B.

With respect to investment products with structures and investment objectives similar to that of the Trust, the SEC has focused closely on certain risks. For example, in the SEC’s “Order Setting Aside Action by Delegated Authority and Disapproving a Proposed Rule Change, as Modified by Amendments No. 1 and 2, to List and Trade Shares of the Winklevoss Bitcoin Trust” (the “Winklevoss Order”), the SEC disapproved the listing of a bitcoin ETF’s shares, noting that the applicant had not met its burden of demonstrating compliance with regulatory requirements. Specifically, the SEC expressed concerns about potential manipulation in the bitcoin market and on bitcoin exchanges and the effects such potential manipulation could have on a bitcoin ETF.

The SEC provided two approaches that a bitcoin ETF can take for demonstrating compliance with regulatory requirements. The first approach is to demonstrate that the bitcoin market is uniquely resistant to market manipulation and fraudulent activity. The second approach is to prove that the listing exchange has entered into a surveillance sharing agreement with a regulated market of significant size. In order to address the concerns raised in the Winklevoss Order, the Sponsor and Bitwise Index Services have analyzed the bitcoin market and their findings have informed the design of the Trust, the Bitwise Daily Bitcoin Reference Price and the Bitwise Real-Time Bitcoin Price.

Specifically, as discussed in further detail in the following sections, Bitwise Index Services believes that its data shows that bitcoin trades in a well-arbitraged and distributed market that is significantly smaller than commonly reported. This insight has led Bitwise Index Services to design a pricing methodology that draws prices from ten cryptocurrency exchanges representing what Bitwise Index Services believes is substantially all of the trading volume in the spot bitcoin market. As a result, any attempts at manipulation must involve a majority of global bitcoin volume, which would be substantially difficult for a bad actor to achieve. Bitwise Index Services additionally believes that other aspects in the design of the Trust, including the specific NAV calculation methodology, the sole reliance on in-kind creations and redemptions, and the Sponsor’s agreement to accrue all fees in bitcoin (rather than in cash) provide additional protections around concerns about the potential impact of market manipulation on the Trust, as described below.

THE TRUST AND BITCOIN PRICES

Overview of the Trust

The Trust’s investment objective is to provide exposure to bitcoin at a price that is reflective of the actual bitcoin market where investors purchase and sell bitcoin with economic intent, less the expenses of the Trust’s operations. In seeking to achieve its investment objective, the Trust will hold bitcoin; in seeking to ensure that the price of the Trust’s shares is reflective of the actual bitcoin market, the Trust will value its shares daily based on the Bitwise Daily Bitcoin Reference Price, process all creations and redemptions in-kind, and accrue its management fee solely in bitcoin.

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The Bitwise Daily Bitcoin Reference Price is calculated by consolidating prices from ten exchanges that Bitwise Index Services has determined capture substantially all of the real, economically significant spot trading volume in the globally integrated bitcoin market. In arriving at this list of ten exchanges, Bitwise Index Services examined all online trading venues for bitcoin that report meaningful trading volume (>$1m in average daily volume) to popular crypto data aggregation sources, including CoinMarketCap.com. Bitwise Index Services subjected these exchanges (more than 80 in total) to a rigorous, data-driven analysis to identify those exchanges that have indicators consistent with the presence of substantial fake and/or non-economic trading volume, including wash trading, trade mining, or other types of non-economic volume, and excluded these exchanges from the calculation of the Bitwise Daily Bitcoin Reference Price. Bitwise Index Services has determined that the ten exchanges that account for substantially all of the economically significant spot trading volume for bitcoin (excluding capital controlled markets) trade as a uniform, highly connected and highly efficient market, and that bitcoin trades on these markets at what amounts effectively to a single price (subject to standard arbitrage constraints), and that sustained deviations in pricing between these exchanges very seldomly occur for sustained periods of time.

The Sponsor believes that valuing its bitcoin holdings based only on these ten exchanges (and excluding exchanges with fake and/or non-economic volume) offers certain advantages. One advantage is that it makes the Trust less susceptible to the adverse impacts of fraud, price manipulation or confusion that may occur on other exchanges. Another advantage is that it means that the Bitwise Daily Bitcoin Reference Price is derived from exchanges that are domiciled in developed markets and, for the majority of contributing exchanges, subject to certain types of regulatory oversight through both FinCEN (the U.S. Department of Treasury’s Financial Crimes Enforcement Network) through its Money Services Business license and NYSDFS (the New York State Department of Financial Services) through the BitLicense. The most important advantage, however, is that the NAV of the Trust’s shares will reflect the market price of bitcoin at which investors could actually transact on real, functioning exchanges. Accordingly, the Trust can be used by investors to gain exposure in an economical manner to the bitcoin market in which they would actively buy and sell bitcoin outside of an investment in the Trust.

The Sponsor believes that the Trust will provide a cost-efficient way for investors to implement strategic and tactical asset allocation strategies that use bitcoin by investing in the Trust’s shares rather than purchasing, holding and trading bitcoin directly. The latter alternative would require selecting a bitcoin exchange and opening an account or arranging a private transaction, establishing a personal computer system capable of transacting directly on the blockchain, and incurring the risk associated with maintaining and protecting a private key that is irrecoverable if lost, among other difficulties.

The Bitwise Daily Bitcoin Reference Price

Although bitcoin is a globally- traded commodity with prices ostensibly quoted on over 200 exchanges, with a daily reported volume commonly (albeit incorrectly) reported to be approximately $6 billion, there has not appeared to be a single unified reported price for bitcoin on such exchanges, and the reported differences on such exchanges between what bitcoin costs, and what an investor can subsequently sell their bitcoin holdings, range from a few cents to hundreds of dollars. In designing the Trust, the Sponsor considered how to accurately price the Trust’s NAV, such that said NAV would be reflective of the globally integrated price of bitcoin that is accessible by Authorized Participants. It is important that the NAV reflect the true, accessible price of bitcoin; although Authorized Participants create and redeem shares of the Trust in an in-kind manner, using an accessible, globally integrated price lets those Authorized Participants hedge their exposure when doing so, and therefore help to maintain liquidity in the fund. In addition, the NAV has historically had a significant impact on the prices at which individual investors purchase and sell shares in secondary market transactions through their broker. In other words, to ensure that purchases and sales of the Trust’s shares are reflective of the prices at which individual investors would purchase and sell bitcoin directly in the bitcoin market, it was necessary for the Trust to employ a method for valuing its shares using the price of bitcoin on an exchange or exchanges where investors can actually purchase and sell bitcoin, and that represent a substantial volume of the real market for bitcoin. In order to do so, Bitwise Index Services created the Bitwise Daily Bitcoin Reference Price.

One option the Sponsor and Bitwise Index Services considered was to develop an index using a single constituent exchange. However, as discussed in the Winklevoss Order, there are several potential concerns with doing so. The first is that a bad actor would only need to manipulate the price of bitcoin on one exchange in order to manipulate the NAV of the Trust. The second concern is that if the volume on the single exchange is not sufficiently large in proportion to the size of a creation basket or expected aggregate demand of the Trust’s shares, the creation or redemption of shares would have a significant effect on the price of bitcoin on the exchange and thus the calculation of the Trust’s NAV.

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The second option the Sponsor and Bitwise Index Services considered was an index using several constituent exchanges representing a significant portion of the global volume of bitcoin. The Sponsor and Bitwise Index Services concluded that this approach would increase the likelihood that the Trust would be less susceptible to the adverse impacts of fraud or price manipulation and would have sufficient volume in comparison to the size of a creation basket. In determining which exchanges to use when calculating the Bitwise Daily Bitcoin Reference Price, Bitwise Index Services considered, among other things, the comments in the Winklevoss Order, and analyzed multiple factors in addition to reported volume alone. With this goal in mind, Bitwise Index Services conducted an analysis of the bitcoin market and existing bitcoin exchanges.

The Reported Bitcoin Market

Bitwise Index Services began with the belief that bitcoin ought to trade as a globally fungible commodity with low transaction costs and that it had low-to-zero storage costs. Unlike other commodities, such as oil, wheat, or gold, there are no varieties, purities, or geographical versions of bitcoin. Moreover, bitcoin has no physical manifestation and, as a result, can be easily transported from one location to another, anywhere in the world, at a cost approaching zero and a time measured in minutes as opposed to hours or days (as is the case for many commodities). Although most commodities trade over-the-counter or rely on representative, derivative futures contracts because they lack the above-described characteristics, bitcoin is unique in that it trades directly on bitcoin exchanges, allowing for price discovery to anyone with internet access.

Despite the unique attributes of the bitcoin market described above, which Bitwise Index Services believes (and, a priori, economic theory would suggest) contribute to making the bitcoin market orderly and efficient (e.g., with low spreads, an effective arbitrage between exchanges and a single, unified global price (subject to standard arbitrage tolerances)), broad public perception appears to be that the bitcoin market is uniquely disorderly and inefficient. Accordingly, Bitwise Index Services conducted extensive research, and based on the results of that research, Bitwise Index Services believes that such perception is based in large part on heretofore widely distributed data showing a daily reported volume of approximately $6 billion per day, with, among other things, prices on different bitcoin exchanges separated by hundreds of dollars.

Based on its research, Bitwise Index Services has concluded that this heretofore widely distributed market data includes a large amount of “fake” data (i.e., falsely reported transactions that in fact did not occur, as well as non-economic transactions such as “wash” sales) that has imparted an exaggerated impression of the true size and nature of the bitcoin market, while simultaneously obscuring its true efficiency.

Initially, Bitwise Index Services analyzed all purportedly significant bitcoin exchanges and found widespread anecdotal and surface-level indicators of fake or non-economic trading volume at many. These indicators include:

●	Perfectly paired buy and sell orders. Bitwise Index Services does not believe that actual trading on exchanges generally result in perfectly-consistent alternating buy and sell orders of roughly equal size, but exchanges exhibited this pattern in their data.

●	Spread sizes. Bitwise Index Services does not believe that there should be relatively large reported spreads between bid and ask prices exhibited on exchanges that report a large volume of trades in comparison to other bitcoin exchanges with lower reported volume, absent clear economic explanations (tick size, fees, etc.), but exchanges with large amounts of claimed volume showed spreads that were 100X or 1000X or more the size of spreads on certain exchanges with much lower levels of volume

●	Real-World Footprint. Bitwise Index Services does not believe that exchanges with large reported amounts of volume would typically exhibit relatively small real-world footprints, including low web traffic, few employees, minimal social media presence and limited or no fundraising or capitalization information, but found many exchanges that exhibited exactly these characteristics.

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●	Unexplained periods of no trading. Bitwise Index Services found that certain exchanges with large reported volume nonetheless exhibited multiple hours and days with zero volume that are not correlated with business hours, volatility, up time, or other factors.

●	Monotonic trading volume. Bitwise Index Services found that some exchanges reported relatively large amounts of volume in which a roughly identical volume is reported every hour of every day, regardless of price movements, news, waking hours, weekends, or other real-world factors.

These anecdotal and surface-level indicators suggested that there might be an issue with the reported volume, but a more comprehensive analysis was required to be sure. As a result, Bitwise Index Services created a computer program for collecting or “scraping” data across different bitcoin exchanges, which collected and stored both the order book and recent trades for all exchanges reporting significant volume, four times each second. Bitwise Index Services thereby analyzed data from more than 80 different bitcoin exchanges and concluded, for reasons outlined below, that nearly ninety-five percent (95%) of heretofore reported volume is either fake or non-economic trading. Bitwise Index Services estimates that the real total daily bitcoin volume is approximately $273 million, and is more regulated, more U.S.-focused and more orderly than widely perceived.

The Actual or “Real” Bitcoin Market

Armed with complete data on the bitcoin market, Bitwise Index Services analyzed the market and developed metrics to identify those bitcoin exchanges that exhibit what it believes is genuine trading volume. Based on this analysis, Bitwise Index Services identified the ten exchanges that it believes accurately report transactions and that represent substantially all of the global spot bitcoin exchange volume. Bitwise Index Services believes that the ten exchanges trade as a uniform, highly connected market forming a singular price in which sustained deviations of prices between different exchanges are rare.

In separating exchanges that have real vs. non-economic transactions, Bitwise Index Services considered the following characteristics:

●	Trade Size Histograms that reflect natural patterns. Bitwise Index Services’s computer program can produce trade size “histograms” that show the percentage of volume that occur at particular trade sizes over a specified period. Trade size histograms for the exchanges that pass all of its data tests show consistent patterns that reflect trading that Bitwise Index Services believes naturally occurs. Such patterns include volume declining as trade size increases and a greater-than-random distribution of volume at whole bitcoin sizes. These patterns are roughly consistent in size and shape across all ten exchanges.

Trade size histograms from other exchanges, on the other hand, reflect patterns that were idiosyncratic and often transparently programmatic, such as bell curve-like distributions with no apparent reason for such a clustering of trade sizes and increasing volume for larger trade sizes rather than the decaying trend mentioned above. Most of these exchanges showed no peaks at whole bitcoin sizes.

Bitwise Index Services believes that human trading behavior is relatively difficult to fake, in that it is neither fully random nor fully programmatic; the ten exchanges that pass its data tests reflect that , while more than 70 other exchanges exhibit data patterns that appear to reveal a programmatic and/or random nature.

●	Volume Spike Analysis that shows volumes rising and falling at the same time as other exchanges. Bitwise Index Services’s computer program is able to produce charts that show volume “spikes,” or periods of significantly increased transaction volume, across any exchange. Because the bitcoin market is a globally integrated market for a fungible good, Bitwise Index Services believed a priori that, with some limitations for time zones and holidays, volume on different exchanges would rise and fall concurrently in response to the same events or changes in market conditions or events that generally ought to impact bitcoin.

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This pattern played out as expected among the ten exchanges that passed all data tests and that Bitwise Index Services believes constitutes substantially all of the real global spot trading volume for bitcoin, but was noticeably absent among other exchanges, which either had no discernible volume spikes or had patterns that were wholly idiosyncratic and did not repeat on other exchanges.

●	Spread Patterning Analysis that shows rational and natural patterns of spread sizes. An order book from an exchange is the list of orders (manual or electronic) that the exchange uses to record the interest of buyers and sellers in a particular financial instrument. A matching engine uses the book to determine which orders can be fulfilled. Offers to buy are referred to as “bids,” while offers to sell are referred to as “asks.” The difference between bid and ask prices on an exchange is referred to as the “spread.” In practice, asking prices are always higher than bid prices, and this “spread” represents the profit traders make by executing both sides of a transaction.

The spread on an exchange with real volume will have two key features that Bitwise Index Services believes it can identify through a data driven analysis.

First, there should be a generally rational relationship between the volume on the exchange and the size of the spread (subject to limitations put in place at the exchange level, including the tick size and any exchange-level fees). That is, exchanges with high volume should generally have smaller spreads than exchanges with low volume, and in a globally integrated market for a fungible good, those spreads should be competitive with other exchanges. This is because investors may tolerate a marginally higher spread on a particularly exchange due to levels of comfort, design, user experience, regulatory status or other factors, but they are unlikely to trade significantly on exchanges with spreads that are many multiples larger than other available exchanges. In analyzing the data, Bitwise Index Services found many exchanges reporting very high levels of volume that nonetheless reported average spreads that were 1,000%-35,000% higher than the spreads reported on other well-established, regulated and well-capitalized exchanges.

Second, as with volume, spreads change over time in reaction to market developments. Bitwise Index Services found that many exchanges exhibited spread patterns over time that revealed artificial, programmatic drivers, including spreads that unnaturally anchor on arbitrary high dollar levels (i.e., Bitwise Index Services found examples of exchanges with spread that would consistently base at a random dollar value (say, $10), and sometimes would change that resting mean spread in a step function (say, going from a $10 mean spread over multiple days to a $7.50 mean spread over multiple days without a rational explanation owing to fees or other factors)).

As a result of its research, Bitwise Index Services and the Sponsor believe that as of March 8, 2019, the real daily spot volume of the bitcoin market is approximately $273 million, and not the $6 billion that is commonly reported. This finding is significant in multiple ways:

●	The smaller trade volume is more aligned with a priori expectations for bitcoin turnover, and is sufficiently robust to support demand for bitcoin investments. Although a daily bitcoin volume of $273 million is significantly smaller than the widely-reported volume of approximately $6 billion, the Sponsor and Bitwise Index Services believe that, considering bitcoin’s market capitalization, the actual trade volume is reasonable when compared with analogs like gold. Indeed, the widely reported volume of approximately $6 billion is hard to reconcile with bitcoin’s overall market capitalization, which was approximately $60-$70 billion at the time Bitwise Index Services’s research took place. The widely reported volume figure would suggest that the entirety of the bitcoin market would turn over approximately every 10-12 days, whereas the best available estimates of the over-the-counter trading of gold bullion suggests that market turns over roughly every 200 days. The revised, real spot volume of bitcoin brings its turnover closely in-line with that of gold.

Moreover, Bitwise Index Services believes that the real daily global spot volume for bitcoin is sufficient to support liquidity in the Trust, as it is greater than the liquidity of the underlying of a significant number of well-established ETFs that nonetheless exhibit efficient trading in the secondary market.

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●	The real market for bitcoin appears to be orderly and efficient, with effective arbitrage in place and robust price discovery shared across multiple exchanges. Further analysis of the real spot market for bitcoin reveals that it meets the a prior expectations that the bitcoin market should be an efficient and orderly market. As a fungible good with low storage costs and near-zero transportation costs, one would expect bitcoin to generally trade at a globally unified price across multiple exchanges, constrained only by exchange-level fees and perceived risks, and this is true of the ten markets that pass all of Bitwise Index Services’s data tests. Bitwise Index Services’s analysis shows that the price on these exchanges rarely deviates by a meaningful amount for a meaningful period of time, and that average spreads are among the lowest for quoted financial instruments in the world and are constrained mostly by exchange level fees and similar factors. Bitwise Index Services believes that this and other factors related to the intrinsic nature of bitcoin provide unique resistance to certain forms of potential market manipulation.

●	The real market for bitcoin takes place on exchanges that are largely domiciled in developed markets, subject to various regulatory regimes, and in many cases have sophisticated market surveillance tools in place. Bitwise Index Services found that the ten exchanges that passed all of its data tests and that it believes represent substantially all of the real global spot market for bitcoin are more established, more likely to be located in developed markets, more regulated, and more likely to have sophisticated market surveillance tools in place than the broader set of exchanges reporting significant volume.

Whereas most of the broader set of analyzed exchanges have no known domicile, all ten of the exchanges that passed Bitwise Index Services’s data tests are domiciled or based in developed markets, including the U.S., the UK, Malta and Japan. Nine of the ten exchanges are regulated by the U.S. Department of Treasury’s FinCEN division as Money Services Businesses, and six have a BitLicense from the New York State Department of Financial Services (while no other exchange has such a license). Finally, five of the ten exchanges have either robust internal (one) or robust third-party (four) market surveillance tools in place to monitor and correct for abusive trading behavior.

●	The size of the real market for bitcoin is more-closely aligned with the size of the market for regulated bitcoin futures, which allows for surveillance of relevant trading activity and robust hedging opportunities for market makers in the Trust. Importantly, Bitwise Index Services through its research found that the regulated bitcoin futures market (at the time of the research consisting of bitcoin futures trading on the Chicago Mercantile Exchange and the Chicago Board Options Exchange, but consolidating in the future on the Chicago Mercantile Exchange) is significant in comparison to the real spot market for bitcoin.

The Winklevoss Order indicated that one way a bitcoin exchange trades product (“ETP”) could show that it meets regulatory requirements around market manipulation is by showing that there is a regulated, surveilled derivatives market on bitcoin that is significant, which the SEC explained meant that a) someone attempting to manipulate the underlying market would have to interact with the futures market as well and b) that trading in the ETP would not come to dominate that market.

Bitwise Index Services’s analysis showed that the notional size of the regulated, surveilled bitcoin futures market (the CME and CBOE are part of the Intermarket Surveillance Group, along with the proposed listing exchange for the ETF) is larger than all but one of the ten spot bitcoin exchanges, and is nearly as large the largest exchange. In addition, Bitwise Index Services showed that prices on this futures market are closely related to prices on the bitcoin spot market, the Bitwise Daily Bitcoin Reference Price (where appropriate from a time-synched perspective) and the Bitwise Real-Time Bitcoin Price, which is to be expected, as the cash settlement price for the bitcoin futures market is in fact based on prices drawn for four of the ten exchanges under consideration by the Trust. The Sponsor believes that, given the significant size of the bitcoin futures market and the tight relationship between the price of bitcoin on spot bitcoin exchanges and the price of regulated bitcoin futures (whose settlement prices are derived solely from spot exchanges that contribute to the Bitwise Daily Bitcoin Reference Price), these facts suggest that a bad actor attempting to manipulate the spot market for bitcoin would have to take part in the regulated, surveilled market for bitcoin futures to succeed in this effort.

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●	The Trust is unlikely to overwhelm either the spot market for bitcoin or the bitcoin futures market, based on an analysis of the growth of similar novel ETPs in similar scenarios. Bitwise Index Services’s analysis also showed that, under all reasonable expectations for growth (based on the characteristics described below), demand for the Trust (or subsequent selling activity related to the liquidation of Creation basket assets received by market makers redeeming shares) is unlikely to overwhelm either the spot market for bitcoin or (from a hedging perspective for market makers) the regulated bitcoin futures market, which has shown the ability to grow in size during times of high market activity. Bitwise Index Services based this analysis on a study of both flows and overall asset growth in the first year for all first-to-market commodity ETPs in the U.S., the flows and overall asset growth of bitcoin ETPs in other markets, and flows and overall asset growth for blockchain equity ETPs in the U.S.

Aside from the research findings of Bitwise Index Services discussed above, the Sponsor believes that the views of certain other industry participants are consistent with its view that the actual bitcoin market is considerably smaller than the size of the market heretofore reported by certain widely-followed data aggregators and media publications. For example, other investment products that seek to provide exposure to the bitcoin market that have been launched, some in the U.S. and some in Europe, have drawn their prices from a subset of the ten exchanges that Bitwise Index Services has identified as having actual volume (and no such products draw prices from exchanges outside of this set). Additionally, when the New York Attorney General (NYAG) recently examined the bitcoin market in its Virtual Currency Integrity Initiative, the ten exchanges constituted the majority of the thirteen bitcoin exchanges from which the NYAG attempted to gather data. Additional studies have supported the idea that between 80%-95% of the reported volume is fake or non-economic in nature.

Bitwise Index Services believes that certain exchanges are incentivized to exaggerate their volume in an effort to win listing fees from initial coin offerings (ICOs), among other factors, and that the exchanges have various methodologies to achieve these goals, including the explicit printing of fake trades as well as the intentional incentivizing of wash trading through fee rebates, trade mining activity and other factors.

Bitwise Index Services is aware that, in response to the publication of its findings, exchanges may adjust the way that they are presenting fake volume, but is confident that there are empirical, theoretical, regulatory and other ways to continue to disaggregate fake and/or non-economic volume from real volume engaged in price discovery into the future.

Trust Structure

Using the results from Bitwise Index Services’s research, the Sponsor designed the Trust in what it believes is a straight-forward structure to provide exposure to the bitcoin market in which investors could actually buy and sell bitcoin – that is, on the ten exchanges, that Bitwise Index Services believes represents substantially all of the real trading volume in the bitcoin market. Consequently, the Trust prices its shares off of what it is in reality a “consolidated tape” for bitcoin, similar to the consolidated tapes or “ticker tapes” used by major stock exchanges to report trades and quotes. The term “consolidated” refers to the fact that securities, just like bitcoin, often trade on more than one exchange, and a consolidated tape reports not only a security’s activity on its primary listing exchange but the trading activity on all or substantially all exchanges on which it is traded.

The Bitwise Daily Bitcoin Reference Price is designed to eliminate from the NAV calculation pursuant to which the Trust prices its shares those bitcoin exchanges with indicia of suspicious, fake, or non-economic volume. In addition, the use of ten, rather than just one or several, bitcoin exchanges is designed to mitigate the potential for idiosyncratic exchange risk, as the failure of any individual bitcoin exchange should not materially impact pricing for the Trust. Moreover, because the Trust’s pricing methodology is designed to capture substantially all actual or “spot” bitcoin trading volume, any attempt to manipulate the NAV would require a substantial amount of capital distributed across a majority of the ten exchanges, and potentially coordinated activity across those exchanges, making it more difficult to conduct or profit from and avoid the detection of market manipulation. The Sponsor believes that this is especially true in a well-arbitraged and distributed market, as Bitwise Index Services believes the real bitcoin market to be.

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In addition to the above safeguards, the Trust calculates its NAV over six five-minute intervals pursuant to a methodology referred to as an “equal-weighted average of the volume-weighted median price.” The use of six consecutive five-minute segments over a thirty-minute period means a malicious actor would need to sustain efforts to manipulate the market over an extended period of time, or would need to replicate efforts multiple times, potentially triggering review from the exchange or regulators, or both. The use of a “median” price by its nature limits the ability of outlier prices that may have been caused by attempts to manipulate the price on a particular exchange, to impact the NAV, as it systematically excludes those prices from the NAV calculation. The Sponsor believes this further protects against attempts to manipulate NAV by executing low-dollar trades, since any manipulation attempt would have to involve a majority of global spot bitcoin volume in a five-minute window to have an effect.

The Sponsor further believes that the fact that the Trust will not purchase bitcoin and, in all ordinary circumstances (barring a forced redemption of the Trust), will not sell bitcoin, but will instead process all creations and redemptions in kind – along with the fact that the Trust will accrue all fees (both for the Sponsor and all other service providers) in bitcoin – provides unique protections against potential attempts by bad actors to manipulate the price of bitcoin on one or more exchanges contributing to the Bitwise Daily Bitcoin Reference Price and thereby the Trust’s NAV calculation. Even if a bad actor were able to temporarily manipulation the price of bitcoin on one or more exchange, and even if it could manipulate enough of the volume to overwhelm the protections designed into the calculation of the Bitwise Daily Bitcoin Reference Price and thereby the NAV (addressed below), the exclusive use of in-kind creations and redemptions in all circumstances barring a forced redemption, along with the Sponsor’s decision to accrue all fees in bitcoin, means that the amount of bitcoin-per-share held by the Trust would not be impacted as a result and long-term shareholders of the Trust would therefore be protected in a way that would not be the case if the Trust processed creations or redemptions in cash or if it accrued fees in cash.

The Bitwise Daily Bitcoin Reference Price (and Bitwise Real-Time Bitcoin Price) Construction and Maintenance

Bitwise Index Services currently tracks a universe of over 200 on-line cryptocurrency exchanges that purport to offer trading on bitcoin and other cryptocurrencies. Bitwise Index Services eliminates a significant portion of the exchanges based on a number of factors. Those factors include, but are not limited to:

●	Eliminating exchanges that are domiciled in emerging market countries,
●	Eliminating exchanges domiciled in countries that have capital controls,
●	Eliminating exchanges that lack functioning and stable Application Programing Interfaces (“API”) for the transmission of price and volume data,
●	Eliminating exchanges which, in the judgment of Bitwise Index Services, have issues with significant downtime, problems with customers withdrawal abilities, or known security issues,
●	Eliminating exchanges which, in the judgement of Bitwise Index Services, are or may be subject to extraordinary legal or regulatory activity, and
●	Eliminating exchanges that do not have at least $1 million in average daily trading volume for bitcoin-fiat or bitcoin-stablecoin trading pairs over the past calendar quarter.

The volume requirement described in the last bullet in the list above may be waived by Bitwise Index Services for otherwise qualified exchanges if they are in fact being currently used to price publicly-listed cryptocurrency investment products such as futures contracts, exchange traded funds, and exchange traded notes.

In addition, on no less than a quarterly basis, the Bitwise Global Investable Market Crypto Index Committee (the “Committee”) reviews the actual published trading data of each of the ten exchanges. This includes bid/ask spreads and size, actual claimed executed trades with price and volume, and any other factors the Committee deems relevant. Exchanges that show persistent signs of artificial or inflated volume may be removed from the list of exchanges contributed prices to the Bitwise Daily Bitcoin Reference Price and Bitwise Real-Time Bitcoin Price. The Committee may review additional exchanges that emerge or grow into significance as well, and consider adding prices from these exchanges as contributing factors, but will place an extremely high bar on the admission of new exchanges to the pricing structure (likely to include explicit regulatory oversight, among other factors).

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As a result of this screening process and examination of the indicia of non-economic or fake trade volume reporting discussed above, Bitwise Index Services’s list of exchanges currently used to price the Bitwise Daily Bitcoin Reference Price and Bitwise Real-Time Bitcoin Price was derived by significantly reducing the universe of over 200 exchanges down to 10. Bitwise Index Services believes that these exchanges currently account for substantially all of the real, spot global volume of bitcoin traded on exchanges with economic intent, excluding capital-controlled countries, although both the number of exchanges and the percentage of global volume they represent is subject to change over time.

In addition to using prices and volume from these exchange to calculate the Bitwise Daily Bitcoin Reference Price and Bitwise Real-Time Bitcoin Price , the Committee may in the future and at its sole discretion also include executed prices and volume from listed, regulated futures contracts on any regulated futures exchange domiciled in a developed market country and on which bitcoin are traded as long as the futures contract settles to physical “coins” at the expiration of the contract(s) and that expiration takes place on a daily basis.

Bitwise Index Services believes that the use of a large number of pre-screened bitcoin exchanges, as well as potentially listed, regulated futures contracts that are physically settled on a daily basis, representing a majority of global bitcoin trading to provide price and volume inputs, provides certain benefits compared to using a limited number of exchanges for index pricing inputs, as discussed. These benefits include minimizing the potential negative impacts of any single exchange going off-line due to technical problems, financial, hacking, legal or regulatory issues. In addition, given the fungible nature of bitcoin, Bitwise Index Services believes that the potential impact on the Bitwise Daily Bitcoin Reference Price and Bitwise Real-Time Bitcoin Price values of individual exchanges experiencing attempts to manipulate either reported volume or reported prices is muted by the use of a large number of exchange price and volume inputs, as well as by the fund’s explicit NAV and IIV calculation methodology, and its use of in-kind creations and redemptions.

When calculating the value of the Bitwise Daily Bitcoin Reference Price and Bitwise Real-Time Bitcoin Price, Bitwise Index Services makes use of the actual trades executed on the various exchanges.

The Bitwise Daily Bitcoin Reference Price uses a volume-weighted median price drawn from all ten exchanges over six different five-minute period stretching from 3:30 p.m. New York Time to 4:00 p.m. New York Time with each five-minute period having an equal contributing weight to the Bitwise Daily Bitcoin Reference Rate. The Bitwise Real-Time Bitcoin Price takes a volume-weighted median price that uses the most recent trade on each of the ten exchanges weighted by that exchange’s share of the total volume across all ten exchanges over the trailing 30 minutes.

The Bitwise Daily Bitcoin Reference Price and Bitwise Real-Time Bitcoin Price have provisions for handling isolated, or “one-off,” events in the cryptocurrency market generally, such as “hard forks.” A hard fork occurs if an alternative version of bitcoin is developed and the holders of the original version of bitcoin also end up owning a pro-rata share of the new version. When a hard fork occurs, exchanges halt deposits and withdrawals for both halves of the fork. Often, however, exchanges will permit trading in the single (pre-fork) bitcoin, and sometimes they will permit separate trading of each new bitcoin.

Bitwise Index Services will not recognize the existence of a newly forked cryptocurrency until two or more exchanges enable deposits and withdrawals of that cryptocurrency. Until that point, Bitwise Index Services uses its standard pricing methodology, drawing either the single (pre-fork) bitcoin (on exchanges that haven’t separated the bitcoin) or the aggregate price (on exchanges that have). Once deposits and withdrawals are enabled, new prices are established for each version. At this point, Bitwise Index Services calculates the market capitalization of each version. The asset with the larger market capitalization is deemed to be the continuation of the original blockchain and the asset with the lesser market capitalization is deemed to be the forked asset. The Trust will distribute the forked asset in-kind to the Sponsor, as agent for the shareholders, and the Sponsor will sell the forked asset and distribute the proceeds to the shareholders. As a general rule, the Bitwise Daily Bitcoin Reference Price attributes the value of significant hard forks, if any, to the value of the Bitwise Daily Bitcoin Reference Price at the time of the event, and the Bitwise Real-Time Bitcoin Price attributes the value of significant hard forks, if any, to the value of the Bitwise Real-Time Bitcoin Price. However, the neither the Bitwise Daily Bitcoin Reference Price nor the Bitwise Real-Time Bitcoin Price would continue to be calculated going forward as if those new holdings were an ongoing part of the Bitwise Daily Bitcoin Reference Price and Bitwise Real-Time Bitcoin Price. Bitwise Index Services may from time to time adopt additional policies for the Bitwise Daily Bitcoin Reference Price and Bitwise Real-Time Bitcoin Price to address changes and new developments in the bitcoin universe.

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Bitwise Index Services will publish the Bitwise Daily Bitcoin Reference Price values each day at or shortly after 4:00 p.m. New York Time. The Bitwise Real-Time Bitcoin value will be published every 15 seconds during all business days, and although this value is not the official Bitwise Daily Bitcoin Reference Price and uses a slightly modified methodology as described below, it will be used to calculate the Trust’s IIV.

Bitwise Index Services manages the Bitwise Daily Bitcoin Reference Price and Bitwise Real-Time Bitcoin Price with input from the Committee, which has ultimate responsibility and authority for developing, maintaining and adjusting the Bitwise Daily Bitcoin Reference Price and Bitwise Real-Time Bitcoin Price. The Committee is composed of three members of the Bitwise leadership team selected for seniority and expertise in indexing, cryptoassets and data engineering. The Committee is advised in this effort by the Bitwise Global Investable Market Crypto Index Advisory Board (the “Advisory Board”), an independent group of leading experts in the fields of both traditional asset indexing and crypto assets.

The information above is not a complete description of the methodology used to calculate the Bitwise Daily Bitcoin Reference Price and Bitwise Real-Time Bitcoin Price. Additional information about the Bitwise Daily Bitcoin Reference Price and Bitwise Real-Time Bitcoin Price, Bitwise Index Services, the Bitwise Global Investable Market Crypto Index Committee, the Bitwise Global Investable Market Crypto Index Advisory Board and the stated methodology of the Bitwise Daily Bitcoin Reference Price and Bitwise Real-Time Bitcoin Price may be found at www.bitwiseinvestments.com/indexes.

Calculation of NAV

The Sponsor believes that use of ten exchanges representing substantially all of the real global spot volume for bitcoin mitigates against idiosyncratic exchange risk, as the failure of any individual exchange will not materially impact pricing for the fund. It also allows the Administrator to calculate the NAV in a manner that significantly deters manipulation.

As discussed, the fact that there are multiple exchanges contributing prices to the NAV makes manipulation more difficult in a well-arbitraged and fractured market, as a malicious actor would need to manipulate multiple exchanges simultaneously to impact the NAV or dramatically skew the historical distribution of volume between the various exchanges. Capturing substantially all of the spot trading in bitcoin further increases the difficulty, since significantly more capital would be required in any attempt to influence the NAV and attempts to profit from that manipulation would be difficult.

In calculating the NAV, the Administrator captures trade prices and sizes from exchanges and examines six five-minute periods leading up to 4:00 p.m. EST. It then calculates an equal-weighted average of the volume-weighted median price of these six five-minute periods. Using six consecutive five-minute segments over a thirty-minute period means malicious actors would need to sustain efforts to manipulate the market over an extended period of time, or would need to replicate efforts multiple times, potentially triggering review. This extended period also supports AP activity by capturing volume over a longer time period, rather than forcing APs to mark and individual close or auction. The use of a median price eliminates the ability of outlier prices to impact the NAV, as it systematically excludes those prices from the NAV calculation. The use of a volume-weighted median (as opposed to a traditional median) protects against attempts to manipulate the NAV by executing a large number of low-dollar trades, because, any manipulation attempt would have to involve a majority of global spot bitcoin volume in a five-minute window to have any influence on the NAV.

The Trust’s per share NAV is calculated by:

●	Taking the current market value of its total assets;

●	Subtracting any liabilities; and

●	Dividing that total by the total number of outstanding shares.

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The Administrator calculates the NAV of the Trust once each Exchange trading day. The NAV for a normal trading day will be released after 4:00 p.m. New York Time . Trading during the core trading session on the Exchange typically closes at 4:00 p.m. New York Time. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. and almost always by 8:00 p.m.). The pause between 4:00 p.m. and 5:30 p.m. (or later) provides an opportunity to algorithmically detect, flag, investigate, and correct unusual pricing should it occur.

In addition, in order to provide updated information relating to the Trust for use by investors and market professionals, the Exchange will calculate and disseminate throughout the core trading session on each trading day an updated IIV. The IIV will be calculated by using the prior day’s closing per share NAV of the Trust as a base and updating that value throughout the trading day to reflect changes in the most recently reported price level of the Bitwise Real-Time Bitcoin Price as reported by Bloomberg, L.P. or another reporting service.

The IIV disseminated during the Exchange core trading session hours should not be viewed as an actual real time update of the NAV, because per share NAV is calculated only once at the end of each trading day based upon the relevant end of day values of the Trust’s investments. The indicative fund value will be disseminated on a per share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. New York Time to 4:00 p.m. New York Time . The Exchange will disseminate the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value will be published on the Exchange’s website and will be available through on-line information services such as Bloomberg and Reuters. The indicative fund value may differ from the NAV due to the differences in the time window of trades used to calculate each price (the NAV uses a 30-minute window, whereas the indicative fund value draws prices from the last trade on each exchange in an effort to produce a relevant, real-time price). The Sponsor does not believe this will cause confusion in the marketplace, as APs are the only investors who interact with the NAV and the Sponsor will communicate its NAV calculation methodology clearly.

There are many instances in the market today where the IIV and the NAV of an ETF are subtly different, whether due to the calculation methodology, market hours overlap or other factors. The Sponsor has seen limited or no negative impact on trading, liquidity or other factors for exchange traded funds in this situation. The Sponsor believes that the IIV will closely track the globally integrated bitcoin price as reflected on the ten real bitcoin exchanges.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of the Trust’s shares on the Exchange. Investors and market professionals will be able throughout the trading day to compare the market price of the Trust and the indicative fund value. If the market price of the Trust’s shares diverges significantly from the indicative fund value, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the indicative fund value, a market professional could buy the Trust’s shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Trust and the indicative fund value and thus can be beneficial to all market participants.

The Sponsor reserves the right to adjust the share price of the Trust in the future to maintain convenient trading ranges for investors. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate net asset value per share, but would have no effect on the net assets of the Trust or the proportionate voting rights of shareholders or limited partners.

Additional Information About The trust

The Trust

The Trust operates pursuant to the terms of the Declaration of Trust and Trust Agreement of Bitwise Bitcoin Trust (“Trust Agreement”), which grants full management control of the Trust to the Sponsor. The Trust Agreement sets out the rights of the shareholders and the rights and obligations of the Trust and the Trustee. Delaware State law governs the Trust Agreement. The following is a summary of material provisions of the Trust Agreement.

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[To be added by subsequent amendment.]

The Trust is not registered as an investment company under the 1940 Act and is not required to register under such act. The Trust will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act (“CEA”), as administered by the Commodity Futures Trading Commission (the “CFTC”). The Trust is not a commodity pool for purposes of the CEA and neither the Sponsor, nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the shares.

The number of outstanding shares is expected to increase and decrease from time to time as a result of the creation and redemption of baskets. The creation and redemption of baskets requires the delivery to the Trust or the distribution by the Trust of the amount of bitcoin represented by the NAV of the baskets being created or redeemed. The total amount of bitcoin required for the creation of baskets will be based on the combined net assets represented by the number of baskets being created or redeemed.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

[To be provided by subsequent amendment.]

Termination of the Trust

The Sponsor will notify shareholders at least [  ] days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

●	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five business days of their delisting;

●	180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

●	The SEC determines that the Trust is an investment company under the 1940 Act, and the Sponsor has made the determination that termination of the Trust is advisable;

●	The CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Sponsor has made the determination that termination of the Trust is advisable;

●	The Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the US Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;

●	A United States regulator requires the Trust to shut down or forces the Trust to liquidate its bitcoin;

●	Any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of bitcoin for purposes of determining the NAV of the Trust;

●	The Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

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●	The Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

●	60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

●	The Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

●	The Sponsor elects to terminate the Trust after the Trustee, Administrator or the Cash Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In addition, the Trust may be dissolved at any time for any reason by the Sponsor in its sole discretion. In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor shall not be liable to anyone for its determination of whether to continue or to terminate the Trust.

Upon termination of the Trust, following completion of winding up of its business by the Sponsor, the Trustee, upon written directions of the Sponsor, will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor shall be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.

Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement hereto shall be effective on such date as designated by Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee will require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender baskets and receive therefore the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law.

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The Trust’s Service Providers

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the shares for their public offering in the United States and the listing of shares on the Exchange. The Sponsor will not exercise day-to-day oversight over the Trustee, the Custodian, or Bitwise Index Services. The Sponsor, together with the Marketing Agent, will develop a marketing plan for the Trust, will prepare marketing materials regarding the shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor has agreed to assume the following expenses incurred by the Trust: [To be completed in a future amendment].

The principal office of the Sponsor is:

Bitwise Investment Advisers, LLC

300 Brannan Street, Suite 201

San Francisco, CA 94107

Officers of the Sponsor

The following is a biographical summary of the business experience of each of the officers, directors and other key employees of the Sponsor:

Hunter Horsley is the Chief Executive Officer of Bitwise and has served in such role since Bitwise’s inception in October 2016. Prior to Bitwise, Mr. Horsley was a product manager at Facebook and Instagram leading efforts in monetization from 2015 to 2016. He graduated from the Wharton School at the University of Pennsylvania with a Bachelor of Science in Economics in 2015. Mr. Horsley took two years off of school from 2011-2013 to be on the founding team of a technology company called Lore (formerly known as CourseKit) to assist in the development of an online learning tool incorporating social networking features. Lore raised over $6 million in equity, grew to 20 employees, and was sold to Noodle Education, Inc. in 2013.

Hong Kim is the Chief Technology Officer of Bitwise and has served in such capacity since Bitwise’s inception. Prior to Bitwise, Mr. Kim was a student at the University of Pennsylvania where he graduated with Bachelor of Science in Computer Science in 2016. While at school, he also worked on Google’s backend infrastructure for Drive. From 2011-2013, Mr. Kim took time off from university to work in software security for the South Korean Military.

Paul “Teddy” Fusaro is the Chief Operating Officer of Bitwise and has served in such capacity since April 2018. Prior to Bitwise, Mr. Fusaro was Senior Vice President and Head of Portfolio Management and Capital Markets at IndexIQ, the ETF issuer unit of New York Life Investment Management, a firm with over $550 billion in AUM, from 2013 to 2018. In this capacity he oversaw portfolio management, trading, and operations for a suite of alternative strategy Exchange Traded Funds, Mutual Funds, and Separately Managed Accounts. Prior to that, Mr. Fusaro was Vice President of Portfolio Management and co-head of Trading and Operations at Direxion Investments, a $13 billion alternative ETF manager, from 2009 to 2013. Earlier in his career, Mr. Fusaro spent time in both equity derivatives and credit derivatives at Goldman Sachs & Co. Mr. Fusaro is a graduate of Providence College.

The Trustee

[Trustee], a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (“DSTA”). The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

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General Duty of Care of Trustee

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign at any time by giving at least 60 days advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least 60 days advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within sixty (60) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

The Administrator

The Administrator is responsible for the day-to-day administration of the Trust. The responsibilities of the Administrator include (1) processing orders for the creation and redemption of Baskets; and (2) coordinating with the Custodian for the receipt and delivery of bitcoin transferred to, or by, the Trust in connection with each issuance and redemption of Baskets.

The Bitcoin Custodian

The Bitcoin Custodian is responsible for safekeeping the bitcoin owned by the Trust. The Bitcoin Custodian was selected by the Sponsor and, at the direction of the Sponsor, appointed by the Trustee, and is responsible to the Trustee under the Trust’s bitcoin custody agreements.

The Cash Custodian

The Cash Custodian is responsible for the safekeeping of the Trust’s cash and cash equivalents. The Cash Custodian was selected by the Sponsor and, at the direction of the Sponsor, appointed by the Trustee, and is responsible to the Trustee under the Trust’s cash custody agreement.

The Transfer Agent

The Transfer Agent is responsible for transferring shares in certificated form, and maintaining a record of all shareholders and holders of the shares in certified form in the Trust’s registry.

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The Marketing Agent

[___] (the “Marketing Agent”) is responsible for developing a marketing plan for the Trust, preparing marketing materials regarding the shares of the Trust, and executing the marketing plan of the Trust on an ongoing basis.

Bitwise Index Services

Bitwise Index Services, LLC is a Delaware limited liability company formed on June 4, 2018. Its offices are located at 300 Brannan Street, Suite 201, San Francisco, CA 94107. The following is a biographical summary of the business experience of the key personnel of Bitwise Index Services.

Matt Hougan is the Global Head of Research for Bitwise Index Services and has served in such capacity since February 2018. Prior to Bitwise, Mr. Hougan was the Chief Executive Officer of Inside ETFs and Managing Director of Global Finance at Informa PLC, a FTSE 100 company. Before that, he was Chief Executive Officer of, a venture-backed start-up that was sold in three separate transactions, with the data business sold to FactSet in 2015, the Events business sold to Informa in 2015, and the Media business sold to BATS Global Markets in early 2016. Mr. Hougan was also the editor for nine years of the Journal of Indexes. Mr. Hougan is a three-time member of the Barron’s ETF Roundtable and co-author of the CFA (Chartered Financial Analyst) Institute’s monograph on ETFs (Exchange Traded Funds). Mr. Hougan is a graduate of Bowdoin College.

Custody of the Trust’s Assets

The Trust’s Bitcoin Custodian will keep custody of the Trust’s Bitcoin in “cold storage,” a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s bitcoin is (are) stored in an offline manner. Private keys are generated in permanently quarantined offline computers that cannot access the internet. Those private keys are further encrypted and sharded (or separated into multiple shares) before they are stored in offline environments secured by biometric, physical and operational security procedures.

Cold storage of private keys may involve keeping such wallet on a non-networked computer or electronic device or storing the public key and private keys relating to the digital wallet on a storage device (for example, a USB thumb drive) or printed medium and deleting the digital wallet from all computers. A digital wallet may receive deposits of cryptocurrencies but may not send cryptocurrencies without use of its corresponding private keys. In order to send cryptocurrencies from a digital wallet in which the private keys are kept in cold storage, either the private keys must be retrieved from cold storage and entered into a cryptocurrency software program to sign the transaction, or the unsigned transaction must be sent to the “cold” server in which the private keys are held for signature by the private keys. At that point, the user of the digital wallet can transfer its cryptocurrencies.

Private keys, shards or shares are encrypted and stored in multiple air-gapped bank vaults such that the compromise or destruction of single vault or a single rogue employee cannot jeopardize the safe custody of the Trust’s assets. The Trust’s crypto assets are put into cold storage immediately after they are acquired and blockchain transactions necessary to rebalance the portfolio are always signed via offline transactions such that private keys are never entered on an online computer.

The Trust’s Cash Custodian will keep custody of the Trust’s cash and cash equivalents, pursuant to the Trust’s cash custody agreement.

Form of Shares

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring shares in certificated form. The Transfer Agent keeps a record of all shareholders and holders of the shares in certified form in the registry (“Register”). The Sponsor recognizes transfers of shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such shares are held in book-entry form through participants and/or accountholders in DTC.

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Book Entry

Individual certificates are not issued for the shares. Instead, shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of shares. DTC Participants acting on behalf of investors holding shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised us as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Shares

The shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their shares through DTC by instructing the DTC Participant holding their shares (or by instructing the Indirect Participant or other entity through which their shares are held) to transfer the shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Plan of Distribution

Buying and Selling Shares

Most investors buy and sell shares of the Trust in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “[to be provided by subsequent amendment].” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling shares through a broker, most investors incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

[Marketing Agent and] Authorized Participants

The offering of the Trust’s shares is a best efforts offering. The Trust continuously offers Creation Baskets consisting of 25,000 shares [through the Marketing Agent,] to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more baskets. The Marketing Agent receives, for its services as marketing agent to the Trust, a marketing fee, provided, however, that in no event may the aggregate compensation paid to the Marketing Agent and any affiliate of the Sponsor for distribution-related services in connection with this offering exceed ten percent of the gross proceeds of this offering.

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The offering of baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of shares.

The per share price of shares offered in Creation Baskets on any subsequent day will be the total NAV of the Trust calculated shortly after the close of the Exchange on that day divided by the number of issued and outstanding shares of the Trust. An Authorized Participant is not required to sell any specific number or dollar amount of shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem baskets or to offer to the public shares of any baskets it does create.

Because new shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to the initial purchase of Creation Baskets. Any purchaser who purchases shares with a view towards distribution of such shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Trust, breaks the basket down into the constituent shares and sells the shares to its customers; or if it chooses to couple the creation of a supply of new shares with an active selling effort involving solicitation of secondary market demand for the shares. In contrast, Authorized Participants may engage in secondary market or other transactions in shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or The Sponsor for their purchases of Creation Baskets.

Creation and Redemption of Shares

The Trust creates and redeems shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of bitcoin represented by the baskets being created or redeemed, the amount of which is equal to the combined NAV of the number of shares included in the baskets being created or redeemed determined as of 4:00 p.m. New York Time on the day the order to create or redeem baskets is properly received.

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Authorized Participants are the only persons that may place orders to create and redeem baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Sponsor. The Authorized Participant Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the bitcoin required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust, without the consent of any shareholder or Authorized Participant. Authorized Participants pay the Trust a fee for each order they place to create or redeem one or more Creation Baskets. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. Authorized Participants who make deposits with the Trust in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation responsibility to the Sponsor or the Trust to effect any sale or resale of shares.

Certain Authorized Participants are expected to be capable of participating directly in the spot markets. Some Authorized Participants or their affiliates may from time to time buy or sell bitcoin and may profit in these instances. The Sponsor believes that the size and operation of the bitcoin market make it unlikely that Authorized Participants’ direct activities in the bitcoin or securities markets will significantly affect the price of bitcoin or the Trust’s shares.

Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Participant Agreement, the Sponsor, and the Trust under limited circumstances, have agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement is attached to this prospectus. The form of Authorized Participant Agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Marketing Agent to create one or more baskets. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when the Exchange or the New York Stock Exchange is closed for regular trading. Purchase orders must be placed by [___] a.m., New York Time or the close of regular trading on the Exchange, whichever is earlier. The day on which the Marketing Agent receives a valid purchase order is referred to as the purchase order date.

By placing a purchase order, an Authorized Participant agrees to deposit bitcoin with the Trust . Prior to the delivery of baskets for a purchase order, the Authorized Participant must also have wired to the Custodian the nonrefundable transaction fee due for the purchase order. Authorized Participants may not withdraw a creation request.

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. By placing a purchase order, an Authorized Participant agrees to deposit bitcoin with the Bitcoin Custodian . If an Authorized Participant fails to consummate the foregoing, the order will be cancelled.

Determination of Required Deposits

The total deposit required to create each basket (“Creation Basket Deposit”) changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of bitcoin constituting the Creation Basket Deposit as appropriate to reflect accrued expenses and any loss of bitcoin that may occur. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. New York time. The Administrator determines the Creation Basket Deposit for a given day by dividing the number of bitcoin held by the Trust as of the opening of business on that business day, adjusted for the amount of bitcoin constituting estimated accrued but unpaid fees and expenses of the Trust as of the opening of business on that business day, by the quotient of the number of Trust shares outstanding at the opening of business divided by 25,000. Fractions of a bitcoin smaller than [_____] are disregarded for purposes of the computation of the Creation Basket Deposit. The Creation Basket Deposit so determined is communicated via electronic mail message to all Authorized Participants, and made available on the Sponsor’s website for the shares. The Exchange also publishes the Creation Basket Deposit determined by the Administrator as indicated above.

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Delivery of Required Deposits

An Authorized Participant who places a purchase order is responsible for transferring to the Trust’s account with the Bitcoin Custodian the required amount of bitcoin by [ noon New York Time] on the second business day following the purchase order date. Upon receipt of the deposit amount, the Administrator will direct DTC to credit the number of baskets ordered to the Authorized Participant’s DTC account on the second business day following the purchase order date. The expense and risk of delivery and ownership of bitcoin until such bitcoin has been received by the Bitcoin Custodian on behalf of the Trust is borne solely by the Authorized Participant.

Because orders to purchase baskets must be placed by [_] a.m. New York Time , but the total payment required to create a basket during the continuous offering period will not be determined until 4:00 p.m. New York Time , on the date the purchase order is received ; Authorized Participants will therefore not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket. The Trust’s NAV and the total amount of the bitcoin required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

The Sponsor acting by itself or through the Marketing Agent has the absolute right, but does not have any obligation, to reject any purchase order or Creation Basket Deposit if the Sponsor determines that:

●	the purchase order or Creation Basket Deposit is not in proper form;

●	it would not be in the best interest of the shareholders of the Trust;

●	the acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to the Trust or its shareholders;

●	the acceptance or receipt of which would, in the opinion of counsel to The Sponsor, be unlawful; or

●	circumstances outside the control of the Sponsor, the Marketing Agent or the Custodian make it, for all practical purposes, not feasible to process Creations Baskets (including if the Sponsor determines that the investments available to the Trust at that time will not enable it to meet its investment objective).

None of the Sponsor, the Marketing Agent or the Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more baskets mirror the procedures for the creation of baskets. On any business day, an Authorized Participant may place an order with the Marketing Agent to redeem one or more baskets. Redemption orders must be placed by [___] a.m. New York Time or the close of regular trading on the Exchange, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form by the Marketing Agent (“Redemption Order Date”). The redemption procedures allow Authorized Participants to redeem baskets and do not entitle an individual shareholder to redeem any shares in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Participant.

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By placing a redemption order, an Authorized Participant agrees to deliver the baskets to be redeemed through DTC’s book-entry system to the Trust not later than [noon] New York Time on the second business day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Participant must also have wired to the Sponsor’s account at the Custodian the non-refundable transaction fee due for the redemption order. An Authorized Participant may not withdraw a redemption order.

The manner by which redemptions are made is dictated by the terms of the Authorized Participant Agreement. By placing a redemption order, an Authorized Participant agrees to deliver the basket to be redeemed through DTC’s book-entry system to the Trust’s account with the Custodian no later than [3:00 p.m.] New York Time on the second business day following the effective date of the redemption order (“Redemption Order Date”). If an Authorized Participant fails to consummate the foregoing, the order will be cancelled.

Determination of Redemption Distribution

The redemption distribution from the Trust will consist of a transfer to the redeeming Authorized Participant of an amount of bitcoin that is determined in the same manner as the determination of Creation Basket Deposits discussed above. The Marketing Agent will publish an estimate of the redemption distribution per basket as of the beginning of each business day.

Delivery of Redemption Distribution

The redemption distribution due from the Trust will be delivered to the Authorized Participant on the second business day following the redemption order date if, by [3:00 p.m.,] New York Time on such second business day, the Trust’s DTC account has been credited with the baskets to be redeemed. If the Trust’s DTC account has not been credited with all of the baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole baskets received. Any remainder of the redemption distribution will be delivered on the next business day to the extent of remaining whole baskets received if the Trust receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine and the remaining baskets to be redeemed are credited to the Trust’s DTC account by [3:00 p.m.,] New York Time , on such next business day. Any further outstanding amount of the redemption order shall be cancelled. Pursuant to information from the Sponsor, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to the Trust’s DTC account by [3:00 p.m.,] New York Time , on the second business day following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the baskets through DTC’s book entry-system on such terms as the Sponsor may from time to time determine.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of bitcoin is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. None of the Sponsor, the Marketing Agent, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole baskets. The Sponsor acting by itself or through the Marketing Agent may, in its sole discretion, reject any Redemption Order (1) the Sponsor determines that the Redemption Order is not in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the Marketing Agent or the Custodian make it for all practical purposes not feasible for the shares to be delivered under the Redemption Order. The Sponsor may also reject a redemption order if the number of shares being redeemed would reduce the remaining outstanding shares to 100,000 shares (i.e., four baskets) or less.

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Creation and Redemption Transaction Fee

To compensate the Trust for its expenses in connection with the creation and redemption of baskets, an Authorized Participant is required to pay a transaction fee to the Trust to create or redeem baskets, regardless of the number of baskets in such order. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. The Sponsor will notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of baskets until thirty (30) days after the date of notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Trust will create and redeem shares from time to time, but only in one or more Creation Baskets . The creation and redemption of baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of bitcoin equal to the number of shares included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem baskets, and an Authorized Participant is under no obligation to offer to the public shares of any baskets it does create.

Authorized Participants that do offer to the public shares from the baskets they create will do so at per-share offering prices that are expected to reflect, among other factors, the trading price of the shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Creation Baskets, the NAV of the shares at the time of the offer of the shares to the public, the supply of and demand for shares at the time of sale, and the liquidity of bitcoin or other portfolio investments. Baskets are generally redeemed when the price per share is at a discount to the per share NAV. Shares initially comprising the same basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of shares. Shares trade in the secondary market on the Exchange.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per share. The amount of the discount or premium in the trading price relative to the NAV per share may be influenced by various factors, including the number of investors who seek to purchase or sell shares in the secondary market and the liquidity of bitcoin.

Use of Proceeds

Proceeds received by the Trust from the issuance and sale of Creation Baskets consist of bitcoin. Such deposits are held by the Bitcoin Custodian on behalf of the Trust until (i) delivered to Authorized Participants in connection with redemptions of Creation Baskets or (ii) accrued and distributed to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

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Ownership or Beneficial Interest in the Trust

[To be provided by subsequent amendment.]

Conflicts of Interest

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objectives.

The officers, directors and employees of the Sponsor do not devote their time exclusively to the Trust. These persons are directors, officers or employees of other entities which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.

The Sponsor has adopted policies that prohibit these companies and their principals, officers, directors and employees from trading futures and related contracts in which the Trust invests. These policies are intended to prevent conflicts of interest occurring where the Sponsor or their principals, officers, directors or employees could give preferential treatment to their own accounts or trade their own accounts ahead of or against the Trust.

The Sponsor has sole current authority to manage the investments and operations of the Trust, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests. Shareholders have very limited voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

The Sponsor serves as the sponsor to the Trust. The Sponsor may have a conflict to the extent that its trading decisions for the Trust may be influenced by the effect they would have on the other funds it manages, including but not limited to the Bitwise 10 Private Index Fund, LLC, the Bitwise 10 Index Offshore Fund, and the Digital Asset Index Fund. In addition, the Sponsor may be required to indemnify its officers, directors and key employees with respect to their activities on behalf of the other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, it will have no duty to offer such opportunity to the Trust. The Sponsor will not be liable to the Trust or the shareholders for breach of any fiduciary or other duty if Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust. Neither the Trust nor any shareholder has any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this prospectus in such business ventures or the income or profits derived from such business ventures. The pursuit of such business ventures, even if competitive with the activities of the Trust, will not be deemed wrongful or improper.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any shareholders or any other person, on the other hand, the Sponsor shall resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

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Fiduciary and Regulatory Duties of the Sponsor

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the shares, are deemed to consent).

Additionally, under the Trust Agreement, the Sponsor has the following obligations as a sponsor of the Trust:

●	Devote to the business and affairs of the Trust such of its time as it determines in its discretion (exercised in good faith) to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the shareholders;

●	Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

●	Appoint and remove independent public accountants to audit the accounts of the Trust and employ attorneys to represent the Trust;

●	Use its best efforts to maintain the status of the Trust as a statutory trust for state law purposes and as a partnership for U.S. federal income tax purposes;

●	Invest, reinvest, hold uninvested, sell, exchange, write options on, lease, lend and, to the extent permitted by the Trust Agreement, pledge, mortgage and hypothecate the assets of the Trust in accordance with the purposes of the Trust and this Prospectus;

●	Have fiduciary responsibility for the safekeeping and use of the Trust’s assets, whether or not in the Sponsor ‘s immediate possession or control;

●	Enter into and perform agreements with each Authorized Participant, receive from Authorized Participants and process properly submitted purchase orders, receive Creation Basket Deposits, deliver or cause the delivery of Creation Baskets to for the account of the Authorized Participant submitting a purchase order;

●	Receive from Authorized Participants and process, or cause the Marketing Agent to process, properly submitted redemption orders, receive from the redeeming Authorized Participants through the Depository, and thereupon cancel or cause to be cancelled, shares corresponding to the Redemption Baskets to be redeemed;

●	Interact with the Depository as required;

●	Delegate duties to one or more administrators, as the Sponsor determines; and

●	Delegate duties to one or more commodity trading or other advisors, as the Sponsor determines.

To the extent that a law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the shareholders or to any other person, the Sponsor will not be liable to the Trust, the shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence or willful misconduct on the part of the Sponsor.

Liability and Indemnification

Under the Trust Agreement, the Sponsor, the Trustee and their respective affiliates (collectively, “Covered Persons”) (i) shall have no liability to the Trust or to any shareholder for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person and (ii) shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any shareholder or assignee thereof, in both cases, provided that such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any Administrator or other delegatee selected by the Sponsor with reasonable care, provided, however, that the Trustee and its affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any Administrator or other delegatee or any other person selected by The Sponsor to provide services to the Trust.

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The Trust Agreement also provides that the Sponsor shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the Trust. The Sponsor’s rights to indemnification permitted under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

The Sponsor cannot be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation cost) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust or any fund, as applicable; (ii) the legal action is initiated by a party other than the Trust or any fund; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust or any fund, as applicable, in cases in which it is not entitled to indemnification under the Trust Agreement.

The Trust Agreement provides that the Sponsor and the Trust shall indemnify the Trustee and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants (the “Trustee Indemnified Parties”) against any liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, costs, expenses or disbursements which may be imposed on a Trustee Indemnified Party relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party, or the action or inaction of the Trustee under the Trust Agreement or any other agreement, except for expenses resulting from the gross negligence or willful misconduct of a Trustee Indemnified Party. Further, certain officers of the Sponsor are insured against liability for certain errors or omissions which an officer may incur or that may arise out of his or her capacity as such.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any shareholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust, such shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify, defend, hold harmless and reimburse or such fund, as applicable, for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

Provisions of Law

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

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Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

Provisions of the 1933 Act and NASAA Guidelines

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to the Sponsor or its directors, officers, or persons controlling the Trust, the Trust has been informed that SEC and the various State administrators believe that such indemnification is against public policy as expressed in the 1933 Act and the North American Securities Administrators Association, Inc. (“NASAA”) commodity pool guidelines and is therefore unenforceable.

Management; Voting by Shareholders

The shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business.

The Sponsor generally has the right to amend the Trust Agreement as it applies to the Trust provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

Meetings

Meetings of the Trust’s shareholders may be called by the Sponsor and will be called by it upon the written request of shareholders holding at least 25% of the outstanding shares of the Trust (not including shares acquired by the Sponsor through its initial capital contribution). The Sponsor must deposit in the United States mail or electronically transmit written notice to all shareholders of the Trust of the meeting and the purpose of the meeting, which will be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. Where the meeting is called upon the written request of the shareholders, such written notice will be mailed or transmitted not more than 45 days after such written request for a meeting was received by the Sponsor. Any notice of meeting will be accompanied by a description of the action to be taken at the meeting and, if applicable, an opinion of independent counsel as to the effect of such proposed action on the liability of shareholders of the Trust, for the debts of the Trust. Shareholders may vote in person or by proxy at any such meeting. The Sponsor will be entitled to establish voting and quorum requirements and other reasonable procedures for shareholder voting. Any action required or permitted to be taken by shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents will be treated for all purposes as votes at a meeting. If the vote or consent of any shareholder to any action of the Trust or any shareholder, as contemplated by the Trust Agreement, is solicited by the Sponsor, the solicitation shall be effected by notice to each Shareholder given in the manner provided in accordance with the Trust Agreement.

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Books and Records

The Trust keeps its books of record and account at the office of the Sponsor located at 300 Brannan Street, Suite 201, San Francisco, CA 94107, or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust keeps a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any shareholder at all times during its usual business hours upon reasonable advance notice.

Statements, Filings, and Reports to Shareholders

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

Fiscal Year

The fiscal year of the Trust is the calendar year. The Sponsor may select an alternate fiscal year.

Governing Law; Consent to Delaware Jurisdiction

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for shares) and the shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting shares, each DTC Participant and each shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over The Sponsor, the Trust.

Legal Matters

Litigation and Claims

Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Vedder Price P.C. has advised the Sponsor in connection with the shares being offered. Vedder Price P.C. also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

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Experts

The financial statements of Bitwise Bitcoin Trust will be included herein in reliance on the report of an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Material Contracts

Administrative Agency Agreement

[To be provided by subsequent amendment.]

Custodian Agreement

[To be provided by subsequent amendment.]

Distribution Agreement

[To be provided by subsequent amendment.]

Purchases By Employee Benefit Plans

[To be added by subsequent amendment.]

Information You Should Know

This prospectus contains information you should consider when making an investment decision about the shares. You should rely only on the information contained in this prospectus or any applicable prospectus supplement. None of the Trust or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the shares in any jurisdiction where the offer or sale of the shares is not permitted.

The information contained in this prospectus was obtained from us and other sources we believe to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

Summary of Promotional and Sales Material

The Trust expects to use the following sales material it has prepared:

●	the Trust’s website, www.bitwiseinvestments.com; and

●	the Trust Fact Sheet found on the Trust’s website.

The materials described above are not a part of this prospectus or the registration statement of which this prospectus is a part.

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Intellectual Property

The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

Where You Can Find More Information

The Trust has filed a registration statement on Form S-1 with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the shares, please refer to the registration statement, which is available online at www.sec.gov .

Information about the Trust and the shares can also be obtained from the Trust’s website, which is www.bitwiseinvestments.com . The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. The Sponsor will file an updated prospectus on behalf of the Trust pursuant to the requirements of the 1933 Act.

The reports and other information is available online at www.sec.gov.

Statement Regarding Forward-Looking Statements

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the cryptocurrencies markets and indexes that track such movements, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its shares.

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Privacy Policy

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in shares of the Trust.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is provided to investors annually and is also available at [___].

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Report of independent registered public accounting firm

[To be provided by amendment]

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Statement of financial condition

[To be provided by amendment]

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Bitwise bitcoin etf Trust

[_] shares

prospectus

April 16, 2019

Until [                     ], 2019 (25 calendar days after the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

APPENDIX A

Glossary of Defined Terms

In this prospectus, each of the following terms have the meanings set forth after such term:

1933 Act: The Securities Act of 1933.

1940 Act: Investment Company Act of 1940.

Administrator: [To be provided by subsequent amendment]

Authorized Participant: One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to the Trust.

Business Day: Any day other than a day when the Exchange or the New York Stock Exchange is closed for regular trading.

CEA: Commodity Exchange Act.

CFTC: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

Code: Internal Revenue Code.

Creation Basket: A block of 25,000 shares used by the Trust to issue or redeem shares.

Creation Basket Deposit: The total deposit required to create each basket.

Custodian: [To be provided by subsequent amendment]

DTC: The Depository Trust Company. DTC will act as the securities depository for the shares.

ECI: Income that is effectively connected with the conduct of a U.S. trade or business.

DTC Participant: An entity that has an account with DTC.

Exchange: NYSE Arca, Inc.

Exchange Act: The Securities Exchange Act of 1934.

FINRA: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

IRS: U.S. Internal Revenue Service.

Marketing Agent: [To be provided by subsequent amendment]

NAV: Net asset value of the Trust.

NFA: National Futures Association.

Redemption Order Date: The date a redemption order is received in satisfactory form and approved by the Marketing Agent.

A-1

Register: The record of all shareholders and holders of the shares in certificated form kept by the Administrator.

Price Provider: Bitwise Index Services, LLC

SEC: The U.S. Securities and Exchange Commission.

Secondary Market: The stock exchanges and the OTC market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

Shares: Common shares representing fractional undivided beneficial interests in the Trust.

Shareholders: Holders of shares.

Tracking Error: Possibility that the daily NAV of the Trust will not track the Bitcoin Price .

Trust Agreement: Declaration of Trust and Trust Agreement of Bitwise Bitcoin Trust

The Sponsor: Bitwise Investment Advisers, LLC, a Delaware limited liability company, who controls the investments and other decisions of the Trust.

The Trust: The Bitwise Bitcoin ETF Trust.

Valuation Day: Any day as of which the Trust calculates its per share NAV.

You: The owner or holder of shares.

A-2

APPENDIX B

U.S. FEDERAL, U.S. STATE, AND INTERNATIONAL REGULATION OF BITCOIN

U.S. Federal Regulations

On May 7, 2014 the SEC published an investor alert that highlighted fraud and other concerns relating to certain investment programs denominated in bitcoin and fraudulent and unregistered investment schemes targeted at participants in online bitcoin forums. On July 25, 2017, the SEC issued a Report of Investigation (“Report”) which concluded that under certain circumstances digital assets or tokens issued for the purpose of raising funds may involve the issuance of securities within the meaning of the federal securities laws. The Report emphasized that whether a digital asset is a security is based on the particular facts and circumstances, including the economic realities of the transactions. The SEC continues to take action against persons or entities misusing bitcoin in connection with fraudulent schemes (i.e., Ponzi schemes), inaccurate and inadequate publicly disseminated information, and the offering of unregistered securities.

On September 17, 2015, the CFTC provided additional clarity regarding the regulatory treatment of bitcoin in the Coinflip civil enforcement case. The CFTC determined that bitcoin and other cryptocurrencies are subject to regulations as commodities under the CEA. Based on this determination, the CFTC has applied certain CEA provisions and CFTC regulations bitcoin derivatives trading platforms. Also of significance,

●	The CFTC took the position that bitcoin is not encompassed by the definition of currency under the CEA and CFTC regulations. In this regard, the CFTC defined bitcoin and other “virtual currencies” as “a digital representation of value that functions as a medium of exchange, a unit of account, and/or a store of value, but does not have legal tender status in any jurisdiction. Bitcoin and other cryptocurrencies are distinct from ‘real’ currencies, which are the coin and paper money of the United States or another country that are designated as legal tender, circulate, and are customarily used and accepted as a medium of exchange in the country of issuance.”

●	On July 6, 2017, the CFTC granted LedgerX, LLC an order of registration as a Swap Execution Facility for cryptocurrencies and on July 24, 2017, the CFTC approved Ledger X, LLC as the first derivatives clearing organization for cryptocurrency. On September 21, 2017, the CFTC filed a civil enforcement action in federal court against a New York corporation and its principal, charging them with fraud, misappropriation, and issuing false account statements in connection with a Ponzi scheme involving investments in bitcoin, which the CFTC asserted is a commodity subject to its jurisdiction.

●	On October 17, 2017, the CFTC’s LabCFTC office issued “A CFTC Primer on Virtual Currencies” (“Primer”). As noted in the Primer, the CFTC staff does not claim general jurisdiction over “spot” or cash-market exchanges and transactions involving virtual currencies that do not utilize margin, leverage or financing. The CFTC staff does, however, claim jurisdiction over instances of fraud or manipulation involving virtual currencies, even in the case of spot or cash-market exchanges and transactions involving virtual currencies that do not utilize margin, leverage or financing.

●	On December 1, 2017, the CFTC approved the self-certification of binary bitcoin options for the Cantor Exchange and exchange-traded bitcoin futures contracts for the Chicago Mercantile Exchange Inc. and CBOE Futures Exchange.

●	On December 15, 2017, the CFTC issued a proposed interpretation of the “actual delivery” requirements with respect to virtual currencies under the CEA. In this regard, Section 2(c)(2)(D) of the CEA provides the CFTC with direct oversight authority over “retail commodity transactions” – defined as agreements, contracts or transactions in any commodity that are entered into with, or offered to retail market participants on a leveraged or margined basis, or financed by the offeror, the counterparty or a person acting in concert with the offeror or counterparty on a similar basis. Such a transaction is subject to the CEA “as if” it were a commodity future. The statute contains an exception for contracts of sale that result in “actual delivery” within 28 days from the date of the transaction. The proposed interpretation establishes two primary factors necessary to demonstrate “actual delivery” of retail commodity transactions in virtual currency: (1) a customer having the ability to: (i) take possession and control of the entire quantity of the commodity, whether it was purchased on margin, or using leverage, or any other financing arrangement, and (ii) use it freely in commerce (both within and away from any particular platform) no later than 28 days from the date of the transaction; and (2) the offeror and counterparty seller (including any of their respective affiliates or other persons acting in concert with the offeror or counterparty seller on a similar basis) not retaining any interest in or control over any of the commodity purchased on margin, leverage, or other financing arrangement at the expiration of 28 days from the date of the transaction.

B-1

On March 18, 2013, the Financial Crimes Enforcement Network (“FinCEN”) a bureau of the US Department of the Treasury, issued interpretive guidance relating to the application of the Bank Secrecy Act to distributing, exchanging and transmitting “virtual currencies.” More specifically, it determined that a user of cryptocurrencies (such as bitcoin) for its own account will not be considered a money service business (“MSB”) or be required to register, report and perform recordkeeping; however, an administrator or exchanger of cryptocurrency must be a registered money services business under FinCEN’s money transmitter regulations. As a result, bitcoin exchanges that deal with U.S. residents or otherwise fall under U.S. jurisdiction are required to obtain licenses and comply with FinCEN regulations. FinCEN released additional guidance clarifying that, under the facts presented, miners acting solely for their own benefit, software developers, hardware manufacturers, escrow service providers and investors in bitcoin would not be required to register with FinCEN on the basis of such activity alone, but that bitcoin exchanges, certain types of payment processors and convertible cryptocurrency administrators would likely be required to register with FinCEN on the basis of the activities described in the October 2014 and August 2015 letters. FinCEN has also taken significant enforcement steps against companies alleged to have violated its regulations, including the assessment in July 2017 of a civil money penalty in excess of $110 million against BTC-e for alleged willful violation of U.S. anti-money laundering laws.

On March 13, 2019, the American Bar Association Business Law Section published a white paper called “Digital and Digitized Assets: Federal and State Jurisdictional Issues.” This first of its kind white paper, drafted by the section’s Derivatives and Futures Law Committee, provides a comprehensive survey of the regulation of cryptocurrencies and other digital assets at both the federal and state levels. The white paper provides a background on digital and blockchain technologies; an analysis of the application of the CEA and federal securities laws to transactions in digital assets and cryptocurrencies; an analysis of the current positions and recent enforcement actions of the CFTC and the SEC in this area; an analysis of the legal processes available to the CFTC and SEC to resolve the problematic issues arising from their overlapping and potentially conflicting authority; an analysis of the role and positions of FinCEN; a survey of state laws regulating transactions in digital assets and cryptocurrencies; and a survey of approaches that other countries have taken to regulating these products.

The white paper was prepared by members of the Working Group of the Innovative Digitized Products and Processes Subcommittee of the ABA’s Derivatives and Futures Law Committee with the goal of providing a resource and analytical framework for considering, among others, potential issues of jurisdictional overlap between the CFTC and SEC. It is hoped that the white paper will prove to be a valuable resource for legal practitioners and others who are active in the digital asset arena, as well as for policy makers.

U.S. State Regulations

In June 2015, the New York Department of Financial Services (the “NYDFS”) finalized a rule that requires most businesses involved in cryptocurrency business activity in or involving New York, excluding merchants and consumers, to apply for a license (“BitLicense”) from the NYDFS and to comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to the BitLicense in New York, firms can apply for a charter to become limited purpose trust companies qualified to engage in cryptocurrency business activity. Other states have considered regimes similar to the BitLicense, or have required digital currency businesses to register with their states as money transmitters, such as Washington and Georgia, which results in cryptocurrency businesses being subject to requirements similar to those of NYDFS’ BitLicense regime.

B-2

Certain state regulators, such as the Texas Department of Banking, Kansas Office of the State Bank Commissioner and the Illinois Department of Financial and Professional Regulation, have found that mere transmission of bitcoin, without activities involving transmission of fiat currency, does not constitute money transmission requiring licensure. The North Carolina Commissioner of Banks has issued guidance providing that North Carolina’s money transmission regulations only apply to the transmission of cryptocurrency and not its use. In June 2014, the State of California adopted legislation that would formally repeal laws that could be interpreted as making illegal the use of bitcoin or other cryptocurrencies as a means of payment. In July 2017, Delaware amended its General Corporation Law to provide for the creation maintenance of certain required records by blockchain technology and permit its use for electronic transmission of stockholder communications.

Proposed Uniform Legal Frameworks

On September 15, 2015, the Conference of State Bank Supervisors finalized their proposed model regulatory a framework for state regulation of participants in “virtual currency activities.” The Conference of State Bank Supervisors proposed a framework that is a non-binding model and that would have to be independently adopted, in sum or in part, by state legislatures or regulators on a case-by-case basis. In July 2017, the Uniform Law Commission (the “ULC”), a private body of lawyers and legal academics from the several U.S. states, voted to finalize and approve a uniform model state law for the regulation of cryptocurrency businesses, including bitcoin (the “Uniform Virtual Currency Act”). Having been approved by the ULC, the Uniform Virtual Currency Act now goes to each of the U.S. states and territories for their consideration and would have to be independently adopted, in sum or in part, by state legislatures or regulators on a case-by-case basis. To date, three states (Connecticut, Hawaii, and Nebraska) have introduced the bill on their floors but no state has yet adopted the model law.

Non-U.S. Regulation

The global regulatory landscape for cryptocurrencies has been inconsistent and continues to evolve. Some countries have taken an accommodating approach to the regulation of cryptocurrencies, while others have banned their use. A number of international organizations and regulatory bodies, both within and across continents, have endeavored to issue guidance and regulations in these areas. Individual countries, too, have sought to do so, often using the guidance of larger international organizations as a springboard, and sometimes even adopting it wholesale.

Europe

Both individual European countries and European institutions have issued a number of statements, guidance, and regulations potentially applicable to cryptocurrencies, blockchain, and initial coin offerings. In November 2017, for example, the European Securities and Markets Authority issued a statement reminding firms involved with cryptocurrencies to “give careful consideration as to whether their activities constitute regulated activities,” and if so, to comply with applicable EU legislation. The European Market Infrastructure Regulation (“EMIR”) similarly governs market clearing activities so blockchain technologies that are used for clearing may thus be subject to EMIR requirements in certain instances. With respect to licensing, cryptocurrency exchanges seeking to offer services in the EU also may seek either a payment institution or an electronic money institution license (or work in partnership with entities that have such licenses).

In December 2017, the European Parliament and the EU Council reached an agreement on proposed amendments to the Fourth Anti-Money Laundering Directive to bring more transparency to improve the prevention of money laundering and to cut off terrorist financing approved in April 2018. These amendments, which member states must implement by January 2020, seek to place cryptocurrency exchanges and custodial wallet providers within the scope of money laundering supervision and aim to provide less anonymity and more traceability, through better customer identification, and strong due diligence. The amendments bring custodial wallet providers and virtual exchange platforms within the EU’s anti-money laundering remit and require them to put in place policies and procedures to “detect, prevent and report money laundering and terrorist financing,” including performing identity checks on their customers and customers’ beneficial owners (where applicable), reporting suspicious transactions, and registering with relevant authorities.

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United Kingdom

The UK’s Financial Conduct Authority (“FCA”), an independent financial regulator and EU Competent Authority in the UK, issued a statement addressing certain aspects of cryptocurrencies in April 2018. According to that statement and related publications, neither the FCA nor the Bank of England currently regulates cryptocurrencies unless they constitute a part of other regulated products or services, and the FCA does not consider cryptocurrencies to be “currencies” or “commodities” for purposes of regulation under the Markets in Financial Instruments Directive (“MiFID II”).

By contrast, because cryptocurrency derivatives are “capable of being financial instruments” under MiFID II, the FCA has determined that firms conducting business in cryptocurrency derivatives in the UK must comply with both applicable FCA rules and relevant provisions in EU regulations. By extension, the FCA has deemed it likely that “dealing in, arranging transactions in, advising on or providing other services that amount to regulated activities in relation to derivatives that reference either cryptocurrencies or tokens issued through an initial coin offering” such as cryptocurrency futures, cryptocurrency contracts for difference, and cryptocurrency options, “will require authorization by the FCA.” Offering products or services requiring FCA authorization without obtaining that authorization constitutes a criminal offense in the UK and may subject a firm to enforcement action.

Switzerland

In late November 2018, the Swiss Federal Council brought into force an amendment to the Swiss Banking Act designed to promote fintech innovation. Pursuant to that amendment, starting on January 1, 2019, companies that “operate beyond the core activities characteristic of banks”—including cryptocurrency- and blockchain-related firms—”will be able to accept public funds of up to a maximum of CHF 100 million on a professional basis subject to simplified requirements,” provided that they receive special authorization (that is, a license) and “neither invest nor pay interest on these funds.” In December 2018, the Swiss financial markets regulator published guidelines regarding how interested companies may apply for the new FinTech license and what information they must provide, including: a description of the proposed business activity, geographical scope, and clientele; information about the persons responsible for the administration and management of the business; a business plan and budget; and policies regarding risk management, internal controls, and anti-money laundering.

France

In January 2018, the French Minister of the Economy created a working group headed by the former deputy governor of France’s central bank, tasked with developing cryptocurrency regulation. Shortly thereafter, in a March 2018 report, the Bank of France proposed to ban insurance companies, banks, and trust companies from “taking part in deposits and loans in crypto-assets” and prohibit all marketing of crypto-asset savings products to the public, emphasizing the need for regulations to combat money laundering and terrorism financing. The Bank of France does not consider cryptocurrencies to constitute money or legal tender, but they may qualify as “intangible movable property” under French civil law.

Germany

Germany’s BaFin has stated that the country’s existing regulatory framework applicable to other financial services also applies to blockchain technologies, emphasizing that it is not the technology itself that needs regulation, but rather its application in different contexts within the financial sector. BaFin has classified all virtual currencies as “financial instruments” under the German Banking Act, which in turn provides that financial instruments include “securities, money market instruments, foreign exchange units of account, and derivatives.

Asia and Australia

Over the past year, the governments of Japan, South Korea, Australia, Singapore and China have solidified their respective regulatory posture on cryptocurrencies.

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Japan

In 2017, Japan passed an amendment to the Payment Services Act that had two primary regulatory implications: first, it recognized virtual currency as a legal form of payment, and second, it allowed for legal operation of cryptocurrency exchanges once prospective exchanges meet minimum guidelines and register with the Japan Financial Services Agency. Moreover, in the fourth quarter of 2017, the FSA approved the registration of Japan’s sixteen major exchanges. Finally, in April 2018, a self-regulatory body—the Japan Virtual Currency Exchange Industry Association—was founded to strengthen the regulatory framework surrounding cryptocurrency exchanges. It joins a growing Japanese community of self-regulating associations including the Japan Blockchain Association and the Japan Cryptocurrency Business Association, which were similarly designed to raise standards within Japan’s emerging cryptocurrency industry.

South Korea

South Korea’s regulatory posture towards cryptocurrencies has moved towards legitimizing cryptocurrencies by focusing on targeted regulations in an otherwise permissive regulatory environment. The National Assembly announced its plans to pass comprehensive cryptocurrency regulation in the near future. The current proposal focuses on anti-money laundering and know-your-customer provisions and would require exchanges to register with the Financial Services Commission (“FSC”). Moreover, in July 2018, the FSC established the Financial Innovation Bureau to supervise and regulate all financial innovation in South Korea, including cryptocurrencies.

Australia

Australia has taken a generally permissive regulatory posture towards cryptocurrencies but has done so cautiously in certain areas (e.g., tax, anti-money laundering and counterterrorism laws) and recently has increased the stringency of relevant regulatory regimes affecting cryptocurrency products. In April 2018, the Australian Transaction Reports and Analysis Centre mandated that all exchanges with a business operation located in Australia register and meet its anti-money laundering and counterterrorism compliance and reporting obligations.

Singapore

Singapore generally has embraced cryptocurrencies and sought to create a permissive environment for their operation largely to attract foreign operators to its market. An exchange platform facilitating secondary trading of cryptocurrency securities must be an approved exchange or market operator by the Monetary Authority of Singapore. However, to date, no cryptocurrency exchanges are so licensed in Singapore, and the existing law governing licensing currently is under a notice and comment period as part of a broader process for amendment.

China

Despite its historical importance to the international cryptocurrency market, China recently has taken a restrictive regulatory posture towards cryptocurrencies. Starting in 2017, China significantly restricted its private cryptocurrency industry. First, it banned domestic initial coin offerings in September 2017. Later that month, it banned all domestic cryptocurrency exchanges, though it did not ban OTC and peer-to-peer trading, nor did it effectively prevent foreign-operated exchanges from interfacing with Chinese consumers. In January 2018, China’s Leading Group on Internet Financial Risks Remediation (the leading internet finance regulatory body in China) ordered all local governments to “actively guide” companies in their regions to exit the cryptocurrency mining industry. In February, the government blocked access to and banned foreign exchanges to sever the loophole that domestic traders had used to avoid the September 2017 domestic exchange ban. The government also suggested it would increase enforcement on “exchange-like” cryptocurrency service providers.

Despite this strict treatment of cryptocurrencies, China has embraced the concept of a government-sanctioned virtual currency and of the blockchain. In March 2018, the Central Bank of China announced its intention to create a sovereign digital currency and suggested that it could accept any virtual currency that had a stabilizing effect on the economy. Moreover, China increased its investment in blockchain technology—including a commitment to fostering the technology in the Communist Party’s most recent five-year plan—and encouraged private sector innovation. Finally, in May 2018, an editorial in a state-owned newspaper made the case for moving towards a cautiously permissive regulatory approach, in which cryptocurrency exchanges and initial coin offering were legal but more heavily regulated. While these changes have not yet widely materialized, their inclusion in a state-owned newspaper suggests an active exploration by the Communist Party of more permissive cryptocurrency regulation.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the Shares pursuant to the prospectus contained in this registration statement.

SEC registration fee (actual)	$	[_____]	*
Listing fee (actual)	$	[_____]	*
Auditor’s fees and expenses	$	[_____]	*
Legal fees and expenses	$	[_____]	*
Printing expenses	$	[_____]	*
Miscellaneous expenses	$	[_____]	*
Total	$	[_____]	*

* To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

The Trust Agreement provides that the Sponsor, its members, managers, directors, officers, employees, affiliates and subsidiaries (each, a “Sponsor Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and each other agreement entered into by the Sponsor, in furtherance of the administration of the Trust or any actions taken in accordance with the provisions of the Trust Agreement incurred without (i) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Sponsor Indemnified Party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement or (ii) reckless disregard on the part of such Sponsor Indemnified Party of its obligations and duties under the Trust Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Sponsor Indemnified Party in defending itself against any claim or liability in its capacity as Sponsor.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibit.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which is incorporated herein by reference.

(b)	Financial Statement Schedules. Not applicable.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on April 16 , 2019.

Bitwise Investment Advisers, LLC
Sponsor of the Bitwise Bitcoin ETF Trust

By:	/s/ Hunter Horsley
Name:	Hunter Horsley
Title:	President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ Hunter Horsley	Chief Executive Officer
Hunter Horsley	(Principal Executive Officer)	April 16 , 2019

/s/ Paul (“Teddy”) Fusaro	Chief Operating Officer
Paul (“Teddy”) Fusaro	(Principal Financial Officer and Principal Accounting Officer)	April 16 , 2019

* The registrant will be a trust and the persons are signing in their capacities as officers of Bitwise Investment Advisers, LLC, the Sponsor of the registrant.

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Form of Declaration of Trust and Trust Agreement*
3.2	Form of Certificate of Trust*
5.1	Opinion of Vedder Price P.C. as to legality*
8.1	Opinion of Vedder Price P.C. as to tax matters*
10.1	Form of Initial Authorized Participant Agreement*
10.2	Form of Marketing Agreement*
10.3	Form of Custodian Agreement*
10.4	Form of Administration Agreement*
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of Vedder Price P.C. (included in Exhibits 5.1 and 8.1) *

* To be filed by amendment.

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